UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Open Lending Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) below per Exchange Act Rules 14a-6(i)(1) and 0-11

April 20, 2026

Dear Stockholders of Open Lending:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Open Lending Corporation, a Delaware corporation (the “Company” or “Open Lending”), which will be held as a virtual meeting on June 3, 2026 at 10:00 a.m., Central Time. We have designed the format of the Annual Meeting to ensure that stockholders are afforded similar rights and opportunities to participate as they would have at an in-person meeting. You may attend the meeting virtually via the Internet at www.proxydocs.com/LPRO, where you will be able to view the meeting live, vote electronically and submit questions. To attend the Annual Meeting, you will need the 12-digit control number, which is located on the Notice of Internet Availability that you received in the mail, on your proxy card or in the instructions accompanying your proxy materials.

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

•	to elect two Class III directors to serve until the Company’s 2029 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;

•	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

•	to approve, on a nonbinding advisory basis, the compensation of our named executive officers;

•	to approve a stockholder proposal regarding the declassification of our board of directors;

•	to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s shares of common stock at a ratio in the range from 1-for-5 to 1-for-7, and a proportionate decrease to the number of authorized shares of the Company’s common stock, with the exact ratio to be set within such range at the discretion of our board of directors without further action by our stockholders; and

•	to transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to stockholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxydocs.com/LPRO. Instructions for accessing the proxy materials and voting are described below and in the Notice of Annual Meeting that you received in the mail.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and cast your vote, regardless of the number of shares you hold.

If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (i.e., held for your account by a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker, bank or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We hope that you will join us on June 3, 2026. Your investment and continued support of Open Lending are very much appreciated.

Sincerely,

Jessica Buss Chairman of the Board of Directors and Chief Executive Officer

Notice of 2026 Annual Meeting of Stockholders

Time:	10:00 a.m., Central Time

Date:	June 3, 2026

Place:	Online at www.proxydocs.com/LPRO

Purpose:

1.  To elect each of Jessica Buss and William Dabbs Cavin as a Class III member of the board of directors, to serve until the Company’s 2029 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;

2.  To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.  To approve, on a nonbinding advisory basis, the compensation of our named executive officers;

4.  To approve a stockholder proposal regarding the declassification of our board of directors;

5.  To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s shares of common stock at a ratio in the range from 1-for-5 to 1-for-7, and a proportionate decrease to the number of authorized shares of the Company’s common stock, with the exact ratio to be set within such range at the discretion of our board of directors without further action by our stockholders; and

6.  To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Record Date:	The board of directors has fixed the close of business on April 6, 2026 as the record date for determining stockholders entitled to notice of and to vote at the meeting. For information regarding how to access the names of registered stockholders entitled to vote at the Annual Meeting, please see the section titled “General Information.”

Meeting Admission:	All stockholders as of the record date, or their duly appointed proxies, may attend the virtual meeting. In order to be able to attend the meeting, you will need the 12-digit control number, which is located on your Notice, on your proxy card, or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxydocs.com/LPRO.

Voting by Proxy:	If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (i.e., held for your account by a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker, bank or other nominee includes instructions and a toll-free telephone number or Internet website to do so.

By order of the Board of Directors,

Ben Massey
General Counsel and Corporate Secretary

Austin, Texas

April 20, 2026

Important Notice Regarding the Internet Availability of Proxy Materials for the Company’s 2026 Annual Meeting of Stockholders to Be Held on June 3, 2026: The Notice of 2026 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available at www.proxydocs.com/LPRO.

General Information

Why is Open Lending holding a virtual Annual Meeting?

Our Annual Meeting will be held solely in a virtual format, which will be conducted via a live webcast and online stockholder tools. We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully and equally from any location around the world, at no cost (other than any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies). A virtual annual meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication and participation at the Annual Meeting.

When are the proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 20, 2026, we will begin mailing to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025. The Notice of Internet Availability also instructs you on how to submit your proxy or voting instructions through the Internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. For shares held in street name (i.e., held for your account by a broker, bank or other nominee), you will receive a voting instruction form from your broker, bank or other nominee. The Annual Report on Form 10-K and this proxy statement are available on our website at www.proxydocs.com/LPRO.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are providing access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials, will help lower our costs and reduce the environmental impact of our Annual Meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock starting on or around April 20, 2026. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card, and Annual Report on Form 10-K, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to stockholders by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail, or electronically by e-mail, on an ongoing basis for future stockholder meetings. Please note that while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

Who is soliciting my vote?

The board of directors of Open Lending Corporation (the “board of directors” or the “board”) is soliciting your vote for the 2026 Annual Meeting of Stockholders.

2026 Proxy Statement	1

General Information

Who is entitled to vote?

Holders of our common stock on the close of business on April 6, 2026 (the “Record Date”) may vote at the Annual Meeting. As of the Record Date, a total of 118,217,082 shares of common stock of the Company were outstanding and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting.

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use.

Is a list of stockholders available?

The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders at least 10 days prior to our Annual Meeting at our principal executive offices located at 1501 S. MoPac Expressway, Suite 450, Austin, Texas 78746 during normal business hours, and at the Annual Meeting.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

By Internet. Access www.proxydocs.com/LPRO using the voter control number printed on the furnished Notice or proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. If you vote on the Internet, you may also request electronic delivery of future proxy materials.

•

By Telephone. Call 1-866-870-6982 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•

By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to P.O. Box 8016, Cary, NC 27512-9903. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted FOR each of the director nominees named herein to the Company’s board of directors, FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, FOR the approval, on a nonbinding advisory basis, of the compensation of our named executive officers, FOR the approval of a stockholder proposal regarding the declassification of our board of directors, FOR the approval of the Reverse Stock Split Proposal (as defined below), and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof. If you are mailed a proxy card or voting instruction form, and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction form.

•	By Internet at the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.proxydocs.com/LPRO.

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General Information

If your shares of common stock are held in street name (held for your account by a broker, bank or other nominee):

•	By Internet or By Telephone. You will receive instructions from your broker, bank or other nominee if you are permitted to vote by Internet or telephone.

•	By Mail. You will receive instructions from your broker, bank or other nominee explaining how to vote your shares by mail.

How do I attend the Annual Meeting online?

We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.proxydocs.com/LPRO. The webcast will start at 10:00 a.m. Central Time on June 3, 2026. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 12-digit control number, which is located on your Notice of Internet Availability, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxydocs.com/LPRO.

Will there be a question-and-answer session?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer as many questions as time permits. Questions must comply with the Annual Meeting procedures and be pertinent to the Company, our stockholders, and the meeting matters.

•

If you wish to submit a question in advance of the Annual Meeting: After receiving the Notice of Internet Availability, the proxy card or the instructions accompanying the proxy materials, stockholders may submit questions, in writing, by following the instructions on the Annual Meeting website. To submit a question in advance of the meeting, beneficial owners must register in advance of the meeting.

•

If you wish to ask a question during the Annual Meeting: Log in to the Annual Meeting website and enter the control number included on your Notice of Internet Availability, on your proxy card or in the instructions accompanying your proxy materials when prompted.

Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once.

Will the Annual Meeting be available for replay?

A replay of the Annual Meeting will be made publicly available approximately 24 hours after the Annual Meeting at www.proxydocs.com/LPRO. The replay will be available for one year.

What matters am I voting on?

You will be voting on:

•	Proposal 1: the election of two Class III directors to serve until the Company’s 2029 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;

•	Proposal 2: the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

•	Proposal 3: the approval, on a nonbinding advisory basis, of the compensation of our named executive officers;

•	Proposal 4: the approval of a stockholder proposal regarding the declassification of our board of directors;

•

Proposal 5: the approval of an amendment to our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to effect a reverse stock split of the Company’s shares of common stock at a ratio in

2026 Proxy Statement	3

General Information

the range from 1-for-5 to 1-for-7, and a proportionate decrease to the number of authorized shares of the Company’s common stock, with the exact ratio to be set within such range at the discretion of our board of directors without further action by our stockholders (the “Reverse Stock Split Proposal”); and

•	Any other business that may properly come before the meeting or any adjournment or postponement thereof.

What are the Board of Directors’ recommendations on how to vote my shares?

Our board of directors recommends a vote:

Proposal 1: FOR the election of the two Class III director nominees (page 23);

Proposal 2: FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (page 24);

Proposal 3: FOR the approval, on a nonbinding advisory basis, of the compensation of our named executive officers (page 27);

Proposal 4: FOR the approval of the stockholder proposal regarding the declassification of our board of directors (page 58); and

Proposal 5: FOR the approval of the Reverse Stock Split Proposal (page 60).

What vote is required to approve each item and how are votes counted?

Votes cast by proxy or online at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR, WITHHOLD, AGAINST, ABSTAIN and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. A broker non-vote occurs when a broker, bank or other nominee holding shares in “street name” for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Brokers, banks or other nominees that have not received voting instructions from beneficial owners can vote on “routine” or “discretionary” items, but nominees cannot vote on non-routine items. At the Annual Meeting, Proposal 1, Proposal 3 and Proposal 4 are non-routine items, and accordingly, brokers, banks or other nominees that have not received voting instructions from beneficial owners cannot vote on these proposals. Proposal 2 and Proposal 5 are routine items and brokers, banks or other nominees that have not received voting instructions from beneficial owners may vote on these proposals in their discretion.

Proposal 1—Election of two Class III director nominees

The election of directors requires a plurality of the votes properly cast. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” such nominees are elected as directors. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as a director. Withheld votes and broker non-votes will have no effect on the outcome of this election.

Proposal 2—Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, requires the affirmative vote of a majority of the votes properly cast.

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General Information

Abstentions will have no effect on the outcome of this proposal. Because this proposal is “routine” and brokers, banks or other nominees may vote in their discretion with respect to this proposal, we do not expect to have broker non-votes on this proposal.

Proposal 3—Nonbinding advisory vote approving the compensation of our named executive officers

Approval of the nonbinding advisory vote on the compensation of our named executive officers requires the affirmative vote of a majority of the votes properly cast. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal 4—Vote on the stockholder proposal regarding the declassification of our board of directors

Approval of the stockholder proposal regarding the declassification of our board of directors requires the affirmative vote of a majority of the votes properly cast. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal 5—Reverse Stock Split Proposal

Approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the outstanding shares of common stock as of the Record Date. Abstentions will have the same effect as a vote “AGAINST” this proposal. Because this proposal is “routine” and brokers, banks or other nominees may vote in their discretion with respect to this proposal, we do not expect to have broker non-votes on this proposal.

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

Who pays the cost for soliciting proxies?

The Company will pay the cost for the solicitation of proxies by the board of directors. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company has also retained Laurel Hill Advisory Group (“Laurel Hill”), a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $10,000 and reimbursement of expenses. The Company will also reimburse brokers, banks, custodians, other nominees, and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

How do I vote shares held in street name?

If your shares are registered directly in your name, you are a “stockholder of record” who may vote at the meeting. As the stockholder of record, you have the right to direct the voting of your shares by voting over the Internet, by telephone, by returning your proxy or by voting online during the Annual Meeting.

2026 Proxy Statement	5

General Information

If your shares are held in street name (i.e., held for your account by a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker, bank or other nominee includes instructions and a toll-free telephone number or Internet website to do so.

If your shares are held in an account at a bank or at a brokerage firm or other nominee holder, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and to participate in the Annual Meeting. You will receive instructions from your broker, bank or other nominee explaining how you can vote your shares and whether they permit Internet or telephone voting. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a voting instruction form. We encourage you to provide voting instructions to your broker, bank or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. However, if you are a beneficial owner holding shares in “street name,” you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy.

Can I change my vote?

You may revoke your proxy at any time before it is voted by

•	notifying the General Counsel and Corporate Secretary in writing at Open Lending Corporation, 1501 S. MoPac Expressway, Suite 450, Austin, Texas 78746,

•	returning a signed proxy with a later date, or

•	transmitting a subsequent vote over the Internet or telephone prior to the close of the Internet voting facility or the telephone voting facility.

You may also attend the virtual meeting and vote during the meeting. If your stock is held in street name, contact your broker, bank or other nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, in virtual attendance or represented by proxy, of holders of at least a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the

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General Information

Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers, banks or other nominees. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

What if I have technical difficulties or trouble accessing the Annual Meeting?

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the virtual stockholder meeting log-in page. Technical support will be available starting at 9:40 a.m. Central Time on June 3, 2026 and will remain available until the Annual Meeting has ended.

Whom should I call if I have any additional questions?

If you hold your shares directly, please call the General Counsel and Corporate Secretary of the Company at (512) 892-0400. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker, bank or other nominee holder directly.

If you have any questions or need assistance voting your shares, you may also contact Laurel Hill, the Company’s proxy solicitor for the Annual Meeting, at (888) 742-1305 (banks and brokers may call (516) 933-3100).

2026 Proxy Statement	7

Board of Directors and Corporate Governance

Board of Directors

Our board of directors currently consists of seven members. Each of our directors will continue to serve as a director until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. The authorized number of directors may be changed by resolution of our board of directors. Vacancies on our board of directors can be filled by resolution of our board of directors.

Our board of directors is divided into three classes, each serving staggered, three-year terms:

•	our Class I directors are Abhijit Chaudhary, Eric A. Feldstein, and Thomas K. Hegge, with terms expiring at the 2027 annual meeting of stockholders;

•	our Class II directors are Blair J. Greenberg and Todd C. Hart, with terms expiring at the 2028 annual meeting of stockholders; and

•	our Class III directors are Jessica Buss, Chairman of the Board of Directors and Chief Executive Officer, and Charles D. Jehl, with terms expiring at the Annual Meeting.

Mr. Hegge is a designee of Nebula Holdings, LLC (“Nebula”), and Mr. Greenberg is a designee of Bregal Sagemount I, L.P. (“Bregal Sagemount”), in each case pursuant to the Investor Rights Agreement, dated June 10, 2020, by and among the Company, the investors listed therein, and Bregal Sagemount. The nominee designation rights of Nebula and Bregal Sagemount terminated in accordance with the terms of the Investor Rights Agreement on June 10, 2025, but Messrs. Hegge and Greenberg are not required to resign as a result of the termination of the designation rights.

As a result of the staggered board, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms.

Board Departures

Adam H. Clammer resigned from our board of directors on September 25, 2025. Our board appointed Todd C. Hart as a Class II director to fill the vacancy created by Mr. Clammer’s resignation.

Gene Yoon resigned from our board of directors on November 21, 2025. Our board appointed Abhijit Chaudhary as a Class I director to fill the vacancy created by Mr. Yoon’s resignation.

Charles D. Jehl will not stand for re-election at the Annual Meeting but will continue to serve as a director until the expiration of his term at the Annual Meeting.

We thank Messrs. Clammer, Yoon, and Jehl for their service on the board.

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Board of Directors and Corporate Governance

Director Biographies

The following table sets forth information concerning our directors as of April 9, 2026. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the board of directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

NAME	CLASS	AGE	POSITION	DIRECTOR SINCE	CURRENT TERM EXPIRES

Jessica Buss	III	55	Chairman of the Board of Directors and Chief Executive Officer	2020	2026

Abhijit Chaudhary	I	44	Director	2025	2027

Eric A. Feldstein	I	66	Director	2020	2027

Blair J. Greenberg	II	44	Director	2020	2028

Todd C. Hart	II	59	Director	2025	2028

Thomas K. Hegge	I	41	Director	2023	2027

Charles D. Jehl	III	57	Director	2024	2026

2026 Proxy Statement	9

Board of Directors and Corporate Governance

Nominees for Director

Jessica Buss Class III Director Age: 55 Director Since 2020

Biographical Information

Jessica Buss has served as the Chief Executive Officer of Open Lending since March 2025. Ms. Buss has served on our board of directors since August 2020 and has served as chairman of our board of directors since July 2023. Ms. Buss has also served as a director of Earnix, a leading provider of mission-critical composable and cloud-based intelligent solutions across pricing, rating, underwriting, product personalization and telematics, since October 2024. Ms. Buss previously served as the chief executive officer of Argo Group International Holdings, Ltd, a subsidiary of Brookfield Wealth Solutions Ltd. (NYSE, TSX: BNT) from November 2023 until March 2025. She was previously the President, U.S. Insurance, of Argo Group prior to its acquisition by Brookfield from August 2022 until November 2023. Previously, Ms. Buss served as the president and chief executive officer of GuideOne Insurance Company from 2017 until her resignation in April 2022, and prior to that, she was senior vice president—Commercial and Specialty Lines at State Auto Insurance Companies. Ms. Buss held several other positions during her tenure at State Auto, including chief operating officer and chief financial officer of the company’s specialty subsidiary, and senior vice president of Specialty. Prior to joining State Auto, Ms. Buss was a member of a three-person team that raised the capital for the formation and start-up operations of Rockhill Holdings, a niche property and casualty business that was purchased by State Auto in 2009. She was also the chief financial officer for Citizens Property Insurance Corporation. In 2016, Ms. Buss was named one of Insurance Business’ Elite Women of the Year. Ms. Buss has a Bachelor’s degree in Accounting from the University of Wisconsin and a Master of Business Administration degree from the University of Florida.

We believe Ms. Buss is qualified to serve as a member of the board of directors because of her deep understanding of our business and strategy as well as her executive level leadership roles in the financial services sector.

William Dabbs Cavin Class III Director Age: 61

Biographical Information

William Dabbs Cavin is the Chief Executive Officer of Mountaire Corporation, which is the fourth largest vertically integrated poultry company in the United States. Mr. Cavin previously served in a variety of positions with Mountaire, including serving as Chief Financial Officer from 2013 to 2018. Mr. Cavin has served on Mountaire’s board of directors since 2012. Mr. Cavin previously served as Chief Executive Officer of Bear State Financial from 2011 to 2013 and served as Vice Chairman of Bear State Financial until its sale in 2018. Mr. Cavin has significant experience in commercial banking, having served in a variety of executive positions during his more than 20-year banking career. Mr. Cavin has served as a Director of Jena Acquisition Corporation II, a blank check company, since May 2025. Mr. Cavin is a graduate of the University of Arkansas with a degree in Finance and Banking and has a Juris Doctor degree from the University of Arkansas at Little Rock School of Law.

Mr. Cavin is being nominated pursuant to the Cooperation Agreement, dated as of March 6, 2026, entered into by the Company with Palogic Value Management, L.P., Palogic Value Fund, L.P., and Palogic Capital Management, LLC (collectively, “Palogic”). Palogic is a stockholder of the Company. A description of the Cooperation Agreement is available on the Company’s Current Report on Form 8-K filed with the SEC on March 6, 2026, and a copy of the Cooperation Agreement was filed as an exhibit thereto.

We believe Mr. Cavin is qualified to serve as a member of the board of directors because of his extensive financial services and leadership experience.

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Continuing Directors

Abhijit Chaudhary Class I Director Age: 44 Director Since 2025 Board Committees: • Audit • Nominating and Corporate Governance (Chair)

Biographical Information

Abhijit Chaudhary has served on our board of directors since November 2025. Mr. Chaudhary most recently served as Chief Product Officer of Pagaya Technologies Ltd. from October 2023 until November 2025. Prior to that, Mr. Chaudhary served as Chief Product Officer of Green Dot Corporation from January 2022 until October 2023. Mr. Chaudhary previously served in other roles at Green Dot Corporation, including EVP, Head of Direct to Consumer from January 2021 until December 2022 and General Manager, Direct to Consumer from June 2018 until December 2020. Mr. Chaudhary received a Bachelor of Science degree in Computer Engineering from University of Pune and a Master of Business Administration degree from Texas Tech University.

We believe Mr. Chaudhary is qualified to serve as a member of the board of directors because of his extensive experience leading product strategy for growth-oriented financial services businesses.

Eric A. Feldstein Class I Director Age: 66 Director Since 2020 Board Committees: • Audit (Chair) • Compensation

Biographical Information

Eric A. Feldstein has served on our board of directors since August 2020. Since October 2019, Mr. Feldstein has served as the Executive Vice President and Chief Financial Officer of New York Life Insurance Company, the third largest life insurance company and largest mutual life insurance company in the United States. At New York Life, Mr. Feldstein oversees the actuarial, finance, treasury, controller, and risk management teams. Prior to joining New York Life in 2019, Mr. Feldstein served as the Chief Financial Officer of Health Care Service Corporation from 2016 to 2019. From 2010 to 2016, he served as an Executive Vice President with American Express. Mr. Feldstein began his career in finance with General Motors where he held a variety of roles with increasing responsibility. He served as Treasurer from 1997 to 2002, and subsequently served as CEO of GMAC Financial Services from 2002 to 2008. Mr. Feldstein holds a Bachelor of Arts degree from Columbia University and a Master of Business Administration degree from Harvard Business School.

We believe Mr. Feldstein is qualified to serve as a member of the board of directors because of his extensive financial and risk management experience.

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Blair J. Greenberg Class II Director Age: 44 Director Since 2020 Board Committees: • Compensation • Nominating and Corporate Governance

Biographical Information

Blair J. Greenberg has served as a member of our board of directors since March 2016. Mr. Greenberg is also a partner at Bregal Sagemount (Bregal Sagemount Management, L.P.), a growth-focused private equity fund, and has been with the fund since January 2013. Prior to Bregal Sagemount, Mr. Greenberg worked at Technology Crossover Ventures (TCMI, Inc.) (“TCV”) from July 2006 to January 2013, where he focused on investing in technology and financial services companies. Prior to TCV, Mr. Greenberg worked for UBS Investment Bank (UBS Group AG) (“UBS”) in the Financial Institutions Group from July 2004 to June 2006. At UBS, Mr. Greenberg focused on mergers & acquisitions and capital raising transactions for financial technology, asset management, and specialty finance companies. Mr. Greenberg received a Bachelor of Science degree in Business Administration with a concentration in Finance from the Kelley School of Business at Indiana University Bloomington, and a Master of Business Administration degree with concentrations in Finance, Management & Strategy, and Marketing from the Kellogg School of Management at Northwestern University.

We believe that Mr. Greenberg is qualified to serve as a member of our board of directors based on his extensive experience in the technology and financial services industry.

Todd C. Hart Class II Director Age: 59 Director Since 2025 Board Committees: • Audit • Compensation (Chair)

Biographical Information

Todd C. Hart has served on our board of directors since September 2025. Mr. Hart founded and has served as Chairman and CEO of the Upland Capital Group and related entities since October 2020. From August 2018 to June 2021, he served on the boards of directors of the GuideOne Mutual Insurance Companies. From June 2012 to June 2018, he was CEO of Narragansett Bay Insurance Company, a northeast coastal homeowners insurance company. From October 2009 to April 2011, he served as CEO of the Swiss-based Glacier Group, where he led the company’s strategy reorganization, provided operational management of underwriting, claims and risk, and managed its sale. Mr. Hart earned an M.B.A. from Harvard Business School and an A.B. in Economics with Highest Honors from the University of North Carolina at Chapel Hill, where he was a Morehead-Cain Scholar. He currently serves on the Board of Advisors for the Institute of Risk Management and Insurance Innovation at the University of North Carolina.

We believe Mr. Hart is qualified to serve as a member of the board of directors because of extensive experience in the insurance industry.

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Thomas K. Hegge Class I Director Age: 41 Director Since 2023 Board Committees: • Nominating and Corporate Governance

Biographical Information

Thomas K. Hegge has served on our board of directors since July 2023. Mr. Hegge is a Director of Strategic Capital at True Wind Capital, an investment firm that focuses on technology and technology-enabled services businesses. Mr. Hegge joined True Wind Capital in 2021. Prior to joining True Wind Capital, Mr. Hegge was the Managing Member of Great Plains Partners, a venture capital firm focused on nascent technologies of commercial promise, from 2018 to 2021. From 2014 to 2018, Mr. Hegge was an investor at Berylson Capital Partners, where he led investments in public equities and oversaw the firm’s private growth equity investments. Prior to joining Berylson, Mr. Hegge was with Advent International from 2009 to 2012, where he executed leveraged buyout transactions in the technology and business services sectors. From 2007 to 2009, Mr. Hegge worked in the investment banking division of Credit Suisse. Mr. Hegge holds a Bachelor of Arts degree in Economics from Harvard College and a Master of Business Administration degree from Harvard Business School.

We believe Mr. Hegge is qualified to serve as a member of the board of directors because of his extensive investment and financial services experience.

Independence of our Board of Directors

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors has determined that Messrs. Chaudhary, Feldstein, Greenberg, Hart, and Hegge meet independence standards under the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market (“Nasdaq”). In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”

Board Leadership Structure

Under our corporate governance guidelines, the board of directors does not require the separation of the offices of the chairman of the board of directors (the “Chairman”) and the Chief Executive Officer of the Company. These guidelines provide that the board of directors shall be free to choose its Chairman in any way that it deems best for the Company at any given point in time. Jessica Buss currently serves as the Chairman of our board of directors and as Chief Executive Officer of the Company. The Company does not have a lead independent director. The board of directors believes that this is an appropriate, effective and efficient leadership structure, and has determined that combining the Chief Executive Officer and Chairman roles is optimal at this time, as it provides for clear accountability and leadership responsibility and facilitates effective decision-making and a cohesive corporate strategy. The board of directors periodically reviews its leadership structure, taking into account the goals and objectives of the business and the long-term interests of the Company’s stockholders, and may make changes to the leadership structure in the future.

The duties of the Chairman include the following:

•	Preside over and manage the meetings of our board of directors;

•	In consultation with the other directors, schedule, approve and set the agenda for meetings of our board of directors and chair and lead the discussion at such meetings;

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•	Speak on behalf of the board of directors when appropriate and necessary in direct communications with stockholders;

•	Serve as the board liaison to senior management;

•	Advise on strategic aspects of the business, including the Company’s long-term strategy;

•	Chair the Annual Meeting of Stockholders;

•	Provide guidance and oversight to management;

•	Consult in the preparation of agendas for board and committee meetings; and

•	Perform such other functions and responsibilities as requested by the board of directors from time to time.

Board Skills Matrix

Our board of directors is committed to ensuring that it has a relevant diversity of skills, background, and experience that we believe is integral to a well-functioning board. The following table summarizes those self-reported skills for each current director under several criteria we have identified as most relevant to our current business strategy:

SKILLS AND EXPERIENCE	MS. BUSS	MR. CHAUDHARY	MR. FELDSTEIN	MR. GREENBERG	MR. HART	MR. HEGGE	MR. JEHL

Executive Leadership	✓	✓	✓	✓	✓	✓	✓

Finance/Accounting	✓		✓	✓	✓	✓	✓

Operations	✓	✓			✓		✓

Business Development/M&A	✓	✓	✓	✓	✓	✓	✓

Strategic Planning	✓	✓	✓	✓	✓	✓	✓

Sales/Marketing		✓

Legal/Government Relations	✓

Risk Management	✓	✓	✓	✓	✓	✓	✓

Human Capital/Human Resources		✓			✓

Corporate Governance	✓	✓			✓	✓	✓

SaaS/Technology		✓		✓		✓	✓

Insurance	✓		✓	✓	✓	✓	✓

Automotive Industry Experience		✓	✓				✓

Consumer Finance/Lending		✓	✓	✓			✓

Regulatory & Compliance	✓	✓

Credit Unions		✓			✓

Banking/Financial Institutions		✓	✓	✓

Audit Committee Financial Expert	✓		✓	✓	✓	✓

Public Company Board Experience	✓						✓

Board Meetings and Attendance

Our board of directors held thirteen meetings during the fiscal year ended December 31, 2025. Each of the directors attended at least 75% of the meetings of the board of directors and the committees of the board of directors on which he or she served during the fiscal year ended December 31, 2025 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). The Company encourages its

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directors to attend the Annual Meeting of Stockholders. All eight of the directors then serving on our board of directors attended the Company’s 2025 annual meeting.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees reports to the board of directors as it deems appropriate and as the board of directors may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our board of directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.

The table below highlights the membership of each committee as of December 31, 2025, along with the number of meetings held during 2025:

NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE

Jessica Buss

Abhijit Chaudhary	X		Chair

Eric A. Feldstein	Chair	X

Blair J. Greenberg		X	X

Todd C. Hart	X	Chair

Thomas K. Hegge			X

Charles D. Jehl

Total Meetings Held in 2025	6	4	3

Audit Committee

Eric A. Feldstein, Abhijit Chaudhary, and Todd C. Hart serve as members of the audit committee, with Mr. Feldstein serving as the chair. Jessica Buss served as a member of the audit committee until her appointment as Chief Executive Officer on March 31, 2025; Shubhi Rao served as a member of the audit committee until the expiration of her term on May 21, 2025; and Blair J. Greenberg and Thomas K. Hegge served as members of the audit committee until November 21, 2025. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) require that the audit committee of a listed company be comprised solely of independent directors. Each member of the audit committee is independent as defined under applicable SEC and Nasdaq rules. All of the members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. In addition, Messrs. Feldstein and Hart each qualify as an “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K.

The audit committee provides assistance to our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. Our board of directors has adopted a written charter for the audit committee, which is available on our Investor Relations website, investors.openlending.com, under “Corporate Governance.”

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Compensation Committee

Todd C. Hart, Eric A. Feldstein, and Blair J. Greenberg serve as members of the compensation committee, with Mr. Hart serving as the chair. Adam H. Clammer served as a member of the compensation committee until his resignation from our board of directors on September 25, 2025. Each member of our compensation committee is independent, as defined under the Nasdaq listing rules, and satisfies Nasdaq’s additional independence standards for compensation committee members. Each member of our compensation committee is a non-employee director (within the meaning of Rule 16b-3 under the Exchange Act).

The compensation committee determines our general compensation policies and the compensation provided to our officers. The compensation committee also makes recommendations to our board of directors regarding director compensation. In addition, the compensation committee reviews and determines share-based compensation for our directors, officers, employees and consultants and administers our equity incentive plans. Our compensation committee also oversees our corporate compensation programs. Our board of directors has adopted a written charter for the compensation committee, which is available on our Investor Relations website, investors.openlending.com, under “Corporate Governance.”

Nominating and Corporate Governance Committee

Abhijit Chaudhary, Blair J. Greenberg, and Thomas K. Hegge serve on the Company’s nominating and corporate governance committee, with Mr. Chaudhary serving as the chair. Gene Yoon served as a member of the nominating and corporate governance committee until his resignation from our board of directors on November 21, 2025. Each member of our nominating and corporate governance committee is independent as defined under the Nasdaq listing rules.

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of the board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board of directors concerning corporate governance matters. Our board of directors has adopted a written charter for the nominating and corporate governance committee, which is available on our Investor Relations website, investors.openlending.com, under “Corporate Governance.”

Identifying and Evaluating Director Nominees

The board of directors delegates the candidate selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, our nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, our nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors.

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The nominating and corporate governance committee has a policy regarding the consideration of director candidates recommended by stockholders and will consider director candidates recommended by a stockholder in the same manner as all other candidates recommended by other sources. A stockholder may recommend a candidate at any time of the year by writing to the General Counsel and Corporate Secretary at Open Lending Corporation, 1501 S. MoPac Expressway, Suite 450, Austin, Texas 78746.

The board of directors approves minimum qualifications and other criteria for board membership from time to time and has approved the following minimum qualifications to be satisfied by any nominee for a position on the board: high standards of personal and professional ethics and integrity, proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, skills that are complementary to those of the existing board, the ability to assist and support management and make significant contributions to the Company’s success, and an understanding of the fiduciary responsibilities that is required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Additionally, the board of directors considers all facts and circumstances that it deems appropriate or advisable in considering director candidates, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of business experience, whether the nominee would help achieve a mix that represents a wide range of skills and experiences, his or her independence and the needs of the board of directors.

Cooperation Agreement

On March 6, 2026, the Company entered into a Cooperation Agreement with Palogic. Pursuant to the Cooperation Agreement, the Company agreed, among other things, (i) to include William Dabbs Cavin as a nominee for election as a Class III director at the Annual Meeting and recommend that the Company’s stockholders vote in favor of his election and (ii) to recommend that the Company’s stockholders vote in favor of the nonbinding stockholder proposal previously submitted to the Company by Palogic pursuant to Rule 14a-8 under the Exchange Act, requesting that the Company’s board of directors take the steps necessary to declassify the board so that all directors are elected on an annual basis. Such proposal will be considered by our stockholders at the Annual Meeting and has been included in this proxy statement as Proposal 4—the approval of a stockholder proposal regarding the declassification of our board of directors.

Under the terms of the Cooperation Agreement, Palogic agreed that, during the period from March 6, 2026 until the date that is 30 calendar days prior to the opening of the nominating period under the Company’s bylaws to submit director candidates for election to the board at the 2027 Annual Meeting of Stockholders, Palogic will vote all of its shares of the Company’s common stock in favor of each director nominated and recommended by the board for election at the Annual Meeting and otherwise in accordance with the board’s recommendation on all other proposals or business subject to stockholder action. For additional information, see the Company’s Current Report on Form 8-K filed with the SEC on March 6, 2026 and the copy of the Cooperation Agreement filed as an exhibit thereto.

Communication with the Directors of Open Lending

Any interested party with concerns about our Company may report such concerns to the board of directors or the Chairman of our board of directors or nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Open Lending Corporation

1501 S. MoPac Expressway

Suite 450

Austin, Texas 78746

Attn: General Counsel and Corporate Secretary

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You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, supplier, or other interested party.

A copy of any such written communication may also be forwarded to the Company’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with the Company’s legal counsel, with independent advisors, with non-management directors, or with the Company’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Role of Our Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process, including our enterprise risk management program. While the Company’s senior management team is responsible for the Company’s day-to-day risk management, our board of directors is responsible for ensuring that the risk management processes implemented by management are functioning as intended. Our board of directors is also responsible for monitoring and assessing strategic risk exposure.

While the full board of directors has overall responsibility for risk oversight, the board of directors has delegated oversight responsibility related to certain risks to the audit committee, the compensation committee, and the nominating and corporate governance committee.

•

Audit Committee. Our audit committee is responsible for considering and discussing our major financial, regulatory and compliance risk exposures and the steps our management has taken to monitor and control these exposures. Our audit committee is also responsible for reviewing with management the process by which risk assessment and management is undertaken, monitoring compliance with legal and regulatory requirements, and reviewing the adequacy and effectiveness of our internal controls over financial reporting.

•

Compensation Committee. Our compensation committee assesses and monitors potential material risks related to our compensation policies and programs. Our compensation committee also oversees practices, policies and strategies related to human capital management, including recruiting, retention and talent development.

•

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee is responsible for periodically evaluating our Company’s corporate governance policies and systems in light of the governance risks that our Company faces, and the adequacy of our Company’s policies and procedures designed to address such risks.

The Company’s senior management team regularly reports to and advises our board of directors and its committees of key risks and the status of ongoing efforts to address these risks, through our enterprise risk management program and otherwise.

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Role of Our Board of Directors in Oversight of Strategy

One of the primary responsibilities of our board of directors is the oversight of management’s establishment and execution of the Company’s long-term corporate strategy, including evaluating key market opportunities, consumer and market trends, competitive developments and the associated risks. Our board of directors oversees strategy and associated risk through constructive engagement with senior management. The diverse mix of skills, experiences and backgrounds our directors possess helps facilitate strong oversight of the Company’s long-term corporate strategy. Our board of directors regularly reviews with management the Company’s long-term corporate strategy and key commercial and strategic initiatives and risks and provides input to senior management.

Corporate Responsibility

At Open Lending, our mission is to change lives by making transportation more affordable. We achieve this by facilitating automotive consumer loan creation and maintenance for underserved near-prime and non-prime borrowers through the use of our lending enablement and risk analytics solutions. We believe our corporate purpose integrates corporate responsibility, which is reinforced by how we run our business with an emphasis on integrity, quality, respect, teamwork, perseverance, and accountability. By doing so, we promote operational excellence and the long-term interests of the Company and our stakeholders, including our stockholders.

Financial Access

Our flagship proprietary Lenders Protection™ platform (“LPP”) is a cloud-based automotive lending platform that facilitates automotive financing opportunities for underserved borrowers. LPP enables lenders to expand their lending guidelines to offer loans to borrowers with lower credit scores and supports the full transaction lifecycle, from the initial application process to advanced data analytics. Our LPP risk models use a proprietary score in assessing and pricing risk on automotive loan applications and combines credit bureau data and Fair Credit Reporting Act compliant alternative consumer data to assess risk more effectively and to determine the appropriate insurance premium for any given loan application. We seek to provide outstanding products and unsurpassed service to our customers and the consumers they serve in an effort to make the automotive loan space more competitive, which may result in more attractive loan terms that benefit the consumer.

Business Ethics and Compliance

We are committed to high standards of integrity and ethics in the way we conduct our business. Our board of directors has adopted a code of ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of ethics is available on our website. We intend to disclose future amendments to certain provisions of our code of ethics, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website.

Data Privacy and Security

Our business necessitates the collection and storage of consumers’ personally identifiable information (“PII”). As such, cybersecurity and data privacy are a top concern for us. As a preventative measure, we implemented certain policies and procedures that guide our day-to-day operations:

•	Data Classification Guidelines

•	Data Retention and Archival Policy

•	Incident Response Plan

•	Cyber Security Incident Response Handling Guide

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•	Employee Security Policy

•	Encryption Policy

•	Server and Workstation Hardening Policy

•	Monitoring and Intrusion Detection Policy

•	Patch Management Policy

In addition to internal audits, we conduct bi-annual penetration tests against our application through various third parties throughout the year to maintain our SOC II compliance. We also perform an annual evaluation of our alignment with the U.S. Commerce Department’s National Institute of Standards and Technology framework. Our employees are a key element of our cybersecurity and data privacy defenses. We administer mandatory and regular awareness programs for employees on cybersecurity. We require all new employees to complete security awareness training upon hire, and existing employees must complete security awareness training annually thereafter. We also conduct internal incident response tests, phishing campaigns, and other security-enhancing exercises throughout the year.

Human Capital Management

Our mission-driven culture is supported by our focus on employee input and well-being. We believe collaboration and acting with respect is essential to reaching our goals, promoting a team-based approach, and building strong relationships with our customers, partners, communities, and one another. We support the growth and development of our employees through continual learning and career development opportunities. We offer internally developed training programs, customized corporate training engagements, educational reimbursement programs, and ongoing performance and development conversations. We promote the health and wellness of our employees by encouraging work-life balance, offering flexible work schedules, parental leave and an on-site gym, keeping the employee portion of health care premiums to a minimum, and sponsoring various wellness programs. In addition, each of our employees is expected to adhere to our Code of Business Conduct and Ethics and has avenues to report inappropriate behavior.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past. None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees.

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Director Compensation

On May 1, 2024, in consultation with an independent outside consultant, Korn Ferry, our board of directors adopted several changes to the Director Compensation Policy (the “Director Compensation Policy”).

The compensation committee recommended the adoption of the Director Compensation Policy following a review of the equity compensation policies of the Company’s peers. Our board of directors believes that the Director Compensation Policy allows it to attract and retain high-quality director candidates while ensuring that the interests of the board of directors and the Company’s stockholders are aligned.

The Director Compensation Policy is designed to enable the Company to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company or its subsidiaries (“Outside Directors”). Members of the board of directors who are employed by or otherwise affiliated with any private equity firm or company that is an investor in the Company (“Investor Directors”), including the directors designated by Bregal Sagemount and Nebula, are not eligible to receive any cash retainers or other form of compensation in connection with their service on the board.

Annual Cash Retainers

Under the Director Compensation Policy, Outside Directors (other than directors who serve on the board pursuant to the terms of an investor rights agreement, or Investor Directors) are eligible to receive cash retainers (which are pro-rated based on the number of actual days served by the director on the board of directors or applicable committee during such calendar year) as set forth below. Cash retainers are paid quarterly in arrears.

Annual Retainer for Board Membership
Annual service on the board of directors	$50,000
Additional Annual Retainer for the Chairman	$50,000
Additional Annual Retainers for Committee Chairs
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$10,000
Additional Annual Retainers for Committee Members
Audit Committee	$10,000
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$5,000

Chairman retainers, committee chair retainers, and committee member retainers are in addition to retainers for board membership.

Initial Grants of Restricted Stock Units

In addition, the Director Compensation Policy provides for an initial, one-time restricted stock unit award (“Initial Award”), with a target grant date value of $50,000 to each new Outside Director (other than an Investor Director) upon his or her election to the board, which will vest in full on the first anniversary of the date of grant. All vesting will cease if the director resigns from the board or otherwise ceases to serve as a director of the Company and the Initial Award will be forfeited. If a new Outside Director joins the board on a date other than the date of the Annual Meeting of Stockholders of the Company, then such Outside Director may be granted a pro-rata portion of the Initial Award based on the time between such Outside Director’s appointment and the next Annual Meeting. Grants will be made as soon as administratively practicable following such Outside Director’s appointment to the board.

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Annual Grants of Restricted Stock Units

Following the Annual Meeting, each continuing Outside Director (other than an Investor Director), other than a director receiving an Initial Award, will receive an annual restricted stock unit award (“Annual Award”) with a target grant date value of approximately $150,000. In addition to the Annual Award, the Chairman will receive an annual award with a value of approximately $100,000.

Each of these awards will vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next Annual Meeting. All vesting will cease if the director resigns from the board or otherwise ceases to serve as a director of the Company, unless the board determines that the circumstances warrant continuation of vesting. All outstanding equity awards held by an Outside Director will become fully vested and nonforfeitable upon a “sale event” (as defined in the Company’s 2020 Incentive Stock Option and Incentive Plan (the “2020 Plan”)).

We reimburse for all reasonable out-of-pocket expenses incurred by non-employee members of our board of directors for their attendance at meetings of the board or any committee thereof.

2025 Director Compensation Table

The following table presents the total compensation for each person who served as a non-employee member of our board of directors during the year ended December 31, 2025.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)(2)(3)	TOTAL ($)
Jessica Buss(4)	—	—	—
Abhijit Chaudhary	$7,799	$24,656	$32,455
Adam H. Clammer	—	—	—
Eric A. Feldstein	$70,836	$149,999	$220,835
John J. Flynn	$2,222	—	$2,222
Blair J. Greenberg	—	—	—
Todd C. Hart	$18,383	$32,464	$50,847
Thomas K. Hegge	—	—	—
Charles D. Jehl(5)	—	—	—
Shubhi Rao	$23,500	—	$23,500
Gene Yoon	—	—	—

(1)

Amounts reported represent the aggregate grant date fair value of the restricted stock units granted during the year ended December 31, 2025 under our 2020 Plan as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 2 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the directors.

(2)

Notwithstanding the respective restricted stock unit vesting schedules, all the restricted stock units are subject to full accelerated vesting upon a “sale event” (as defined in our Director Compensation Policy).

(3)

As of December 31, 2025, Mr. Chaudhary held 14,943 restricted stock units, Mr. Feldstein held 76,530 restricted stock units, and Mr. Hart held 13,933 restricted stock units. These restricted stock units will vest on the earlier of (a) the first anniversary of the grant date and (b) the Annual Meeting, subject to the director’s continued service through such date.

(4)	Compensation received by Ms. Buss for service as a non-employee director is presented in the Summary Compensation Table.
(5)	Compensation received by Mr. Jehl for service as a non-employee director is presented in the Summary Compensation Table.

22

Proposal 1: Election of Two Class III Director Nominees

Our board of directors is divided into three classes, with one class standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Jessica Buss and Charles D. Jehl are the directors whose terms expire at the Annual Meeting. Jessica Buss and William Dabbs Cavin have each been nominated for and have agreed to stand for election as a Class III director of the Company until the 2029 annual meeting and until his or her successor is duly elected and qualified. Mr. Cavin is standing for election by our stockholders for the first time. Charles D. Jehl will not stand for re-election at the Annual Meeting but will continue to serve as a director until the expiration of his term at the Annual Meeting. Our Certificate of Incorporation provides that the size of our board of directors will be determined from time to time by resolution of our board of directors. The board of directors currently consists of seven members.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the board of directors will be voted for the election of the director nominees listed below. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

Information relating to the director nominee and each continuing director, including his or her period of service as a director of the Company, principal occupation and other biographical material is described in the section titled “Board of Directors and Corporate Governance.”

Voting Requirement to Approve Proposal

For Proposal 1, the two nominees receiving the plurality of votes properly cast will be elected as directors.

The board of directors unanimously recommends that you vote FOR each director nominee for Class III director: Jessica Buss and William Dabbs Cavin (Proposal 1 on your proxy card).

2026 Proxy Statement	23

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The firm of Ernst & Young LLP, independent registered public accounting firm, has been selected by the audit committee as auditors for the Company for the fiscal year ending December 31, 2026. Ernst & Young LLP has served as the independent registered public accounting firm for the Company since 2020. A representative of Ernst & Young LLP is expected to virtually attend the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. The appointment of Ernst & Young LLP as our independent registered public accounting firm will be ratified if the votes cast FOR exceed the votes cast AGAINST the proposal. Brokers, banks and other nominees have discretionary voting power on this routine matter. Abstentions will have no effect on the ratification, and we do not expect to have broker non-votes on this proposal. If the stockholders do not ratify the appointment, the audit committee will reconsider whether to retain Ernst & Young LLP, but still may retain the firm. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees incurred by the Company for the fiscal years ended December 31, 2025 and 2024.

FEE CATEGORY	YEAR ENDED DECEMBER 31, 2025	YEAR ENDED DECEMBER 31, 2024
Audit Fees(1)	$2,109,450	$2,264,000
Audit-Related Fees	—	—
Tax Fees(2)	$183,674	$176,663
All Other Fees	—	—

Total	$2,293,124	$2,440,663

(1)	“Audit Fees” consist of fees for the audit of our annual consolidated financial statements.
(2)	“Tax Fees” consist of fees billed for professional services rendered for federal and general state income tax compliance and routine on-call advisory services tax advice.

Pre-Approval Policies and Procedures

The Company’s audit committee has adopted procedures requiring the pre-approval of all non-audit services performed by the Company’s independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

24

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The standard applied by the audit committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid for such services and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

Voting Requirement to Approve Proposal

For Proposal 2, the affirmative vote of a majority of the votes properly cast is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The board of directors unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm (Proposal 2 on your proxy card).

2026 Proxy Statement	25

Audit Committee Report

Report of the Audit Committee of the Board of Directors

This report is submitted by the audit committee of the board of directors of the Company. The audit committee currently consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of the Company, and the board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable Nasdaq rules. In addition, each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has designated each of Mr. Feldstein and Mr. Hart as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the board of directors.

The audit committee’s general role is to assist the board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed the Company’s financial statements for the fiscal year ended December 31, 2025 and met with management, as well as with representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of Ernst & Young LLP the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) and SEC standards.

In addition, the audit committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and discussed with members of Ernst & Young LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025 be included in its Annual Report on Form 10-K for the year ended December 31, 2025.

The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Exchange Act or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

Respectfully submitted by the
Audit Committee,

Eric A. Feldstein, Chair Abhijit Chaudhary Todd C. Hart

26

Proposal 3: Advisory Vote Approving the Compensation of our Named Executive Officers

In accordance with SEC rules, we are seeking an advisory vote from our stockholders to approve, on a nonbinding basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. While the results of the vote are nonbinding and advisory in nature, our board of directors intends to consider carefully the results of this vote. We currently hold the say-on-pay vote annually and expect that the next say-on-pay vote will occur at the 2027 annual meeting of stockholders.

The board of directors is presenting this proposal, which gives stockholders the opportunity to endorse or not endorse our executive compensation program, on a nonbinding advisory basis, by voting on the following resolution:

“RESOLVED, that the compensation paid to Open Lending’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.”

As described in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation programs and underlying principles, as developed and administered by the compensation committee, are designed to compensate our executives on the basis of the success of their efforts, through a combination of base salary and variable incentive compensation dependent on the Company’s performance as well as the performance of each individual. Compensation levels should reflect competitive market practice and also be internally aligned. Our incentive programs are structured so that payments are not earned if minimum performance thresholds are not achieved, and above-market compensation is earned only if warranted by exceptional Company and individual performance.

In considering your vote, you may wish to review with care the information on our compensation policies and decisions regarding our named executive officers presented in the Compensation Discussion and Analysis starting on page 29.

Voting Requirement to Approve Proposal

For Proposal 3, the affirmative vote of a majority of the votes properly cast is required to approve the advisory vote on the compensation of our named executive officers.

However, because this is an advisory vote and therefore not binding on our board of directors or the Company, the vote on this proposal will not affect any compensation already paid or awarded to any named executive officer and will not overrule any decisions made by our board of directors or the compensation committee. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our board of directors. Even so, our board of directors and the compensation committee highly value our stockholders’ opinions and will consider the results of this advisory vote when making future executive compensation decisions.

The board of directors unanimously recommends that you vote “FOR” the approval of the compensation of our named executive officers (Proposal 3 on your proxy card).

2026 Proxy Statement	27

Executive Officers

The following table sets forth information regarding our executive officers, as of April 9, 2026:

NAME	AGE	POSITION
Jessica Buss(1)	55	Chief Executive Officer
Massimo Monaco	52	Chief Financial Officer
Anthony Capizzano	51	Chief Growth Officer
Michelle Glasl	55	Chief Operating Officer
Ben Massey	41	General Counsel and Corporate Secretary
Matthew Sather	55	Chief Underwriting Officer

(1)	Ms. Buss is also a director of the Company, and her biographical information appears on page 10.

Executive Officers

Massimo Monaco has served as the Chief Financial Officer since August 2025. Prior to joining Open Lending, Mr. Monaco was Chief Financial Officer of Arc Home LLC, a residential mortgage lender from December 2018 to July 2025. From December 2016 to December 2018, he served as the Chief Financial Officer at American Financial Resources, a national residential mortgage lender. Before that, he held various senior finance roles at PHH Corp., a public company specializing in residential mortgage and fleet leasing. Mr. Monaco received a Bachelor of Arts degree and a Master of Business Administration degree from La Salle University.

Anthony Capizzano has served as the Chief Growth Officer since January 2026. Prior to his appointment as Chief Growth Officer, Mr. Capizzano served as Senior Vice President of Consumer Lending at Axos Bank (NYSE: AX) from December 2020 until December 2025. Prior to Axos, from August 2018 until December 2020, Mr. Capizzano served in multiple roles at Bank of the West, later acquired by BMO Harris, including Senior Vice President, Head of Customer Onboarding and Senior Vice President, Product Strategy and Innovation. A proud veteran, Mr. Capizzano served in the United States Marine Corps from 1993 to 1997. Mr. Capizzano received a Bachelor of Science degree in Economics from West Virginia University.

Michelle Glasl has served as the Chief Operating Officer since March 2025. Prior to her appointment as Chief Operating Officer, Ms. Glasl served as the Head of Operations of Argo Group International Holdings, Ltd., a subsidiary of Brookfield Wealth Solutions Ltd. (NYSE, TSX: BNT), from November 2023 to March 2025. From September 2022 to November 2023, Ms. Glasl served as SVP of Strategy and Business Development at Argo Group. Prior to that, she served as Chief Information Officer at GuideOne Insurance from June 2017 to June 2022. She previously served as Vice President of Technology at State Auto from February 2009 to June 2017. Ms. Glasl has a Bachelor of Science degree from the University of Wisconsin—Milwaukee.

Ben Massey has served as the General Counsel and Corporate Secretary since November 2025. Prior to his appointment as General Counsel and Corporate Secretary, Mr. Massey served as Assistant General Counsel of Open Lending from January 2024 until November 2025 and as Corporate Counsel—Securities and Governance of Open Lending from October 2022 until December 2023. Prior to joining Open Lending, Mr. Massey was an attorney with Simpson Thacher & Bartlett LLP from June 2019 until September 2022. Mr. Massey holds an A.B. in Politics from Princeton University and a J.D. from the University of Virginia School of Law.

Matthew Sather has served as the Chief Underwriting Officer since July 2023. Prior to his appointment as Chief Underwriting Officer, Mr. Sather served as Senior Vice President, Underwriting, U.S. Programs at AXIS Capital from November 2017 to November 2022. Prior to AXIS Capital, Mr. Sather spent over 24 years in various roles with CNA Insurance. Mr. Sather has a Bachelor of Science degree in Finance and Statistics from Calvin University.

28

Executive Compensation

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (CD&A) describes our executive compensation philosophy and the material components of the executive compensation program offered to our named executive officers (“NEOs”) for 2025.

Our named executive officers for 2025 are the following persons:

•	Jessica Buss, our Chief Executive Officer;

•	Massimo Monaco, our Chief Financial Officer;

•	Michelle Glasl, our Chief Operating Officer;

•	Ben Massey, our General Counsel and Corporate Secretary;

•	Matthew Sather, our Chief Underwriting Officer; and

•	Charles D. Jehl, our former Chief Executive Officer and former Chief Financial Officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt could vary significantly from our historical practices and currently planned programs summarized in this discussion.

Leadership Changes

Charles D. Jehl terminated employment as our Chief Executive Officer, effective as of March 31, 2025. The Company and Mr. Jehl entered into a Transition Services Agreement, dated as of March 31, 2025, pursuant to which Mr. Jehl provided transition services to the Company as interim Chief Financial Officer. The terms of the Transition Services Agreement are described below under “Transition Services Arrangement with Mr. Jehl.” Mr. Jehl’s position as interim Chief Financial Officer terminated on June 29, 2025. Mr. Jehl has continued to serve as a Class III director of the board. Mr. Jehl will not stand for re-election at the Annual Meeting but will continue to serve as a director until the expiration of his term at the Annual Meeting.

Jessica Buss was appointed as our Chief Executive Officer, effective as of March 31, 2025.

Michelle Glasl was appointed as our Chief Operating Officer, effective as of April 1, 2025.

We reassigned the duties and responsibilities of Sarah Lackey, our former Chief Technology Officer, on April 22, 2025. Ms. Lackey remained with the Company as our Vice President of Strategic Initiatives until she resigned on September 12, 2025.

The Company terminated the employment of Matthew R. Roe as Chief Revenue Officer of the Company, effective as of July 29, 2025. In connection with his departure from the Company, we entered into a Separation and Release Agreement with Mr. Roe on December 2, 2025. The terms of the Separation and Release Agreement are described below under “Separation Agreement with Matthew R. Roe.”

Massimo Monaco was appointed as the Chief Financial Officer of the Company, effective as of August 18, 2025.

Matthew Stark resigned his position as Chief Legal and Compliance Officer and Corporate Secretary, effective November 7, 2025. Ben Massey was appointed to serve as General Counsel and Corporate Secretary, effective November 7, 2025.

2026 Proxy Statement	29

Executive Compensation

Stockholder Advisory Vote on Named Executive Officer Compensation

At our 2025 annual meeting, we conducted a nonbinding advisory vote to approve the compensation of our named executive officers. Our stockholders approved the proposal with approximately 83.2% of the votes cast in favor of the proposal. We believe this result demonstrates that our stockholders are supportive of our executive compensation program.

Because market practices and our business needs continue to evolve, we will continue to consistently evaluate our program, including shareholder feedback, and consider making changes when warranted.

Compensation Philosophy and Objectives of our Compensation Program

Our philosophy is to compensate our executives on the basis of the success of their efforts, through a combination of base salary and variable incentive compensation dependent on the Company’s performance as well as the performance of each individual. Compensation levels should reflect competitive market practice and also be internally aligned. Our incentive programs are structured so that payments are not earned if minimum performance thresholds are not achieved, and above-market compensation is earned only if warranted by exceptional Company and individual performance.

Our executive compensation program is guided by the following principles, which are intended to support the Company’s pay-for-performance philosophy:

•	Total compensation programs should be designed to strengthen the relationship between pay and performance, with a resulting emphasis on variable, rather than fixed, forms of compensation.

•

Compensation should generally increase with position and responsibility. Total compensation should be higher for individuals with greater responsibility and greater ability to influence the Company’s results. In addition, variable compensation, with a focus on long-term, stock-based compensation, should comprise a larger percentage of the total pay mix at the executive levels.

•	Total compensation opportunities should be in line with companies of similar size, industry and complexity, as well as companies with which we may compete for executive talent.

•	Management should focus on the long-term interests of stockholders.

•	Incentive programs should not encourage excessive risk taking.

The executive compensation program is designed to:

•	Attract and retain individuals who have the skills, attributes and experience we believe are critical for our long-term success;

•	Motivate executives by linking compensation to the achievement of corporate goals that we believe best align with long-term stockholder value creation; and

•	Consistently recognize and reward superior performers through a compensation program that provides a combination of annual cash awards and stock grants.

How We Determine Compensation

The compensation committee of the board of directors, composed entirely of independent directors, is responsible for reviewing and recommending to the board the annual compensation program and policies for our NEOs, including the CEO. In addition, the compensation committee is responsible for evaluating the performance of our NEOs on an annual basis and recommending to the board our NEOs’ compensation levels, structure and mix of pay. Working with the compensation committee, the board is also responsible for approving executive compensation policies and plans including annual bonus, stock and benefit plans.

In determining the compensation program design and compensation levels, the compensation committee relies on information provided by management as well as an independent outside consultant, Korn Ferry. Management’s role is to

30

Executive Compensation

ensure that the Company’s compensation programs and policies reflect the Company’s strategic and operational goals and to provide insight on Company and individual performance. Members of management, including the Chief Executive Officer and the General Counsel and Corporate Secretary, as well as the independent outside consultant, frequently attend compensation committee meetings to report on various compensation-related matters.

Korn Ferry has been retained by the compensation committee to provide guidance and assistance with the decision-making process as it relates to executive compensation. The compensation committee assessed the independence of Korn Ferry in accordance with the Nasdaq Rules and applicable SEC regulations and concluded that Korn Ferry’s work for the compensation committee does not raise any conflict of interest.

Targeted Compensation Levels

The total direct compensation opportunities (i.e., base salary, annual incentives and long-term incentives) offered to our named executive officers were designed to be competitive with market practices, to support our executive recruitment and retention objectives, and to be internally equitable among executives. Total compensation opportunity is targeted generally to the 50th percentile of the market, but actual pay may vary above or below target levels based on Company and individual performance relative to the goals set forth in our short- and long-term incentive plans.

In determining total compensation opportunities, the compensation committee considers:

•	Competitive compensation information and input provided by Korn Ferry;

•	The board’s performance evaluation of the CEO; and

•	The CEO’s performance review and recommendation for each of the other NEOs.

Competitive Benchmarking

The compensation committee compares total compensation opportunities to competitive benchmarks when setting pay levels for our NEOs. The compensation committee had Korn Ferry conduct a benchmarking analysis in 2024 that informed compensation decisions in 2025. In conjunction with this benchmark analysis, Korn Ferry performed a competitive total compensation market analysis based on data obtained from a peer group consisting of 19 publicly traded companies of similar size, industry and operational profile as the Company. The companies included in our compensation peer group are listed below:

AvidXchange Holdings, Inc.	Cardlytics, Inc.	Dave Inc.

Enova International, Inc.	Flywire Corporation	Intapp, Inc.

Katapult Holdings, Inc.	LendingClub Corporation	LendingTree, Inc.

MeridianLink, Inc.	Mitek Systems, Inc.	MoneyLion Inc.

Navient Corporation	NewtekOne Inc.	Payoneer Global Inc.

PROS Holdings, Inc.	Repay Holdings Corporation

Upstart Holdings, Inc.	World Acceptance Corporation

Elements of Compensation

In 2025, the principal elements of our executive compensation program were base salary, annual cash bonuses and long-term incentives in the form of time-based RSUs and stock options.

2026 Proxy Statement	31

Executive Compensation

Base Salaries

Each of our NEOs receives a base salary, which has been established by our board and/or senior management, taking into account each individual’s role, responsibilities, skills, and experience. Base salaries for our NEOs are reviewed annually by our compensation committee and our board and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Base salaries for our NEOs for 2025 and 2024 were as shown below:

NAME	2025 BASE SALARY	2024 BASE SALARY	PERCENTAGE INCREASE
Jessica Buss	$800,000	N/A	N/A
Massimo Monaco	$400,000	N/A	N/A
Michelle Glasl	$400,000	N/A	N/A
Ben Massey(1)	$325,000	$267,300	21.6%
Matthew Sather(2)	$350,000	$300,000	16.7%
Charles D. Jehl	$500,000	$500,000	0.0%

(1)	On November 7, 2025, Mr. Massey was appointed General Counsel and Corporate Secretary. In connection with this appointment, Mr. Massey’s base salary was increased from $279,329 to $325,000.
(2)	On June 1, 2025, in recognition of his assumption of additional responsibilities, Mr. Sather’s base salary was increased from $300,000 to $350,000.

Annual Cash Bonuses

In November 2020, we adopted the Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”), in which each of our NEOs were participants during 2025. Each of these executives was eligible to earn an annual cash incentive bonus based on the achievement of performance targets established by the board, in its discretion. The performance targets relate to financial, strategic, and operational measures or objectives with respect to our Company, referred to as corporate performance goals. Each executive officer who was selected to participate in the Bonus Plan had a target bonus opportunity set for the performance period. The bonus formula for the performance period, including the performance goals and corresponding payout levels, was approved by the board and communicated to each executive officer.

For 2025, each of our NEOs was eligible to earn a target bonus amount, which reflects a percentage of annual base salary, as shown in the table below. These actual award amounts may be increased or decreased compared to target based on performance results, with threshold and maximum opportunities equal to 50% and 150% of target, respectively.

NAME	TARGET BONUS (% OF SALARY)	TARGET BONUS
Jessica Buss	100%	$800,000
Massimo Monaco	100%	$148,634	(1)
Michelle Glasl	100%	$400,000
Ben Massey	50%	$145,107	(2)
Matthew Sather	50%	$164,658	(3)
Charles D. Jehl	100%	$500,000

(1)	Mr. Monaco’s target bonus was prorated to reflect the portion of the year in which he served as the Chief Financial Officer of the Company.
(2)	Mr. Massey’s target bonus amount reflects an increase in base salary from $279,329 to $325,000 on November 7, 2025.
(3)	Mr. Sather’s target bonus amount reflects an increase in base salary from $300,000 to $350,000 on June 1, 2025.

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Executive Compensation

The corporate performance goals are measured at the end of the performance period after our financial reports have been published or such other appropriate time as the compensation committee determines. If the corporate performance goals are met, payments will be made as soon as practicable following the end of the performance period, but not later than March 15 after the end of the fiscal year in which such performance period ends. Subject to the rights contained in any agreement between the executive officer and the Company, an executive officer must be in a service relationship with us on the bonus payment date to be eligible to receive the bonus payment.

With respect to the year ended December 31, 2025, 50% of the target bonus for our NEOs was based on achievement of two financial quantitative Company goals (adjusted EBITDA and annualized expense savings), 25% of the target bonus for our NEOs was based on the achievement of one operational Company goal (certified loans), and 25% of the target bonus for our NEOs was based on the achievement of individual goals established for and agreed to by the applicable executive. The table below provides the specific metrics, goals and actual results with respect to the Company goals:

PERFORMANCE METRIC	WEIGHT	THRESHOLD (50% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (150% PAYOUT)	ACTUAL RESULT	ACTUAL ATTAINMENT(1)
Certified loans	25%	88,232	103,802	119,372	97,348	93.8%
Adjusted EBITDA ($ in millions)(2)	25%	$10.4	$12.3	$14.1	$15.6	150.0%
Annualized expense savings ($ in millions)(3)	25%	$8.0	$11.0	$15.0	$11.3	102.7%

Total	75%					86.6%

(1)	Reflects percent of target attained with respect to each performance metric. The total reflects the attainment percentage multiplied by the weight assigned to each performance metric.
(2)

Adjusted EBITDA is defined as GAAP net income (loss) excluding interest expense (income), income tax expense (benefit), depreciation expense of property and equipment, amortization expense of capitalized software development costs, share-based compensation expense, loss on extinguishment of debt and certain other non-recurring expenses that do not contribute directly to management’s evaluation of its operating results.

(3)

Represents expense savings based on forecasted annualized expense savings starting in 2026. Annualized expense savings were calculated net of incremental investments that have not already been included in the Company’s 2025 budget.

These performance metrics were selected by the compensation committee as they are key measures used by the board to monitor the Company’s financial performance and also reflect a strategy of building sustainable long-term growth of the Company.

For the fiscal year ended December 31, 2025, each of our NEOs had individual (qualitative) goals weighted in the aggregate at 25% for each executive involving various strategic and operational priorities such as the reduction of quarterly earnings volatility, the improvement of customer retention, the implementation of new technology initiatives, and the hiring of additional executives. For the individual portion of the Bonus Plan, each of our NEOs achieved 100% of their respective totals. As a result, each of our NEOs achieved an actual attainment percentage of 111.6%.

2026 Proxy Statement	33

Executive Compensation

The table below shows the bonus payouts for our NEOs based on the achievement of the quantitative Company goals and strategic and operational priorities described above:

NAME	PERCENTAGE OF TARGET EARNED	2025 ACTUAL BONUS PAYOUT	PERCENTAGE OF 2025 BASE SALARY
Jessica Buss	111.6%	$892,800	111.6%
Massimo Monaco	111.6%	$165,875	41.5%
Michelle Glasl	111.6%	$446,400	111.6%
Ben Massey	111.6%	$161,940	49.8%
Matthew Sather	111.6%	$183,758	52.5%
Charles D. Jehl(1)	0%	$0	0%

(1)	Mr. Jehl terminated employment as Chief Executive Officer on March 31, 2025 and was not eligible to receive a bonus under the Bonus Plan.

The compensation committee did not exercise discretion to increase or decrease the actual bonus payout amounts payable to our NEOs. Though it acknowledged the negative 1-year Total Shareholder Return result of the Company for the 2025 performance period, the compensation committee unanimously approved the above-target bonus payouts considering actual Company achievements against the performance metrics, the recent changes in the executive management team, and the impact that negative discretion by the compensation committee to reduce payouts might have on the retention of our NEOs and related long-term shareholder interests.

The bonuses paid to each NEO for the fiscal year ended December 31, 2025 are set forth in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

Equity Compensation

Equity-based compensation is an integral part of our overall compensation program. Providing our executive officers with the opportunity to create significant wealth through stock ownership is a powerful tool to attract and retain highly qualified executives, achieve strong long-term stock price performance, align our executives’ interests with those of our stockholders and provide a means to build real ownership in the Company.

2025 Long-Term Incentive Awards

In light of the significant leadership changes at the Company in 2025, the board determined that the structure and mix of long-term incentive (“LTI”) awards granted to our NEOs in 2025 should consist of time-based RSU awards and stock options. This structure would allow the new executive management team the opportunity to review and develop the Company’s long-term strategy before setting performance goals tied to such strategy. The Company’s long-term incentive program remains at-risk as the value of the time-based RSUs and options fluctuates based on our stock price performance. The board is committed to granting a significant portion of equity incentive awards in future years in the form of performance-based RSUs, as it has done in the past, and intends to reintroduce performance-based LTI awards in its 2026 executive compensation program.

In 2025, the board approved LTI awards for our NEOs consisting of stock options and time-based RSUs as more fully described below. Mr. Jehl did not receive an LTI award in 2025 due to his termination as Chief Executive Officer effective as of March 31, 2025.

34

Executive Compensation

The total targeted value of the LTI awards and the number of shares granted to each NEO in 2025 are shown in the table below.

		TIME-BASED RSUS			STOCK OPTIONS
NAME	TARGETED TOTAL AWARD VALUE	TARGETED AWARD VALUE		# OF SHARES	TARGETED AWARD VALUE		# OF OPTIONS
Jessica Buss	$9,122,160	$	N/A	N/A		$9,122,160	4,776,000	(1)
Massimo Monaco	$599,998		$599,998	257,510	$	N/A	N/A
Michelle Glasl	$309,942		$131,760	72,000		$178,182	117,647
Ben Massey	$112,291		$112,291	55,866	$	N/A	N/A
Matthew Sather	$306,833		$133,600	70,000		$173,233	114,379

(1)

Reflects the number of stock options originally granted to Ms. Buss. On January 19, 2026, the Company granted Ms. Buss 941,176 time-based RSUs, which will vest in four equal annual installments beginning on January 19, 2027, subject to continued employment through each vesting date. As a condition to this grant, Ms. Buss and the Company agreed to cancel 1,592,000 stock options.

Mr. Monaco’s time-based RSUs vest based on continued employment over a four-year period, with the first 25% of the award vesting on September 25, 2026 and the remainder of the award vesting in three equal annual installments thereafter. The other time-based RSUs granted in 2025 vest based on continued employment over a four-year period, with the first 25% of the award vesting on March 15, 2026 and the remainder of the award vesting in three equal annual installments thereafter. Ms. Buss’s stock options vest based on continued employment over a five-year period, with the first 20% of the award vesting on March 31, 2026 and the remainder of the award vesting in four equal annual installments thereafter. The stock options of Ms. Glasl and Mr. Sather vest based on continued employment over a three-year period, with the first one-third of the award vesting on March 15, 2026 and the remainder of the award vesting in two equal annual installments thereafter.

Payout of 2023 Performance-Based RSUs

On July 17, 2023 the board granted performance-based RSU awards to certain of our executive officers, including Mr. Jehl. None of our other NEOs received this award. These awards were subject to continued employment as well as the satisfaction of specified performance goals. For these awards, the performance goals were revenue and cash EBITDA, each measured on a cumulative basis over the three-year performance period from January 1, 2023 through December 31, 2025. None of Mr. Jehl’s performance-based RSUs vested due to the termination of his employment as Chief Executive Officer on March 31, 2025.

Other Benefit Plans and Perquisites

401(k) Plan

We maintain a retirement savings plan, or 401(k) plan, that provides eligible U.S. employees, including each of our executive officers, with an opportunity to save for retirement on a tax advantaged basis. Under the 401(k) Plan, eligible employees may defer eligible compensation subject to applicable annual contribution limits imposed by the Code. Our employees’ pre-tax contributions are allocated to each participant’s individual account and participants are immediately and fully vested in their contributions. Under the provisions of the 401(k) Plan, we make a safe harbor nonelective contribution equal to 3% of each participant’s compensation and may make discretionary matching contributions, as well as profit sharing contributions, as determined by management in its discretion.

We do not maintain any pension benefit or retirement plans other than the 401(k) Plan.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plan.

2026 Proxy Statement	35

Executive Compensation

Perquisites

In 2025, we paid housing expenses on behalf of Mses. Buss and Glasl for a corporate rental house for when they are at Company headquarters in Austin, Texas. The value of these perquisites is disclosed in the Summary Compensation Table in the “All Other Compensation” column.

Employee Benefit Plans

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life and accidental death and dismemberment insurance plans, in each case, on the same basis as our other employees.

Incentive Plan for Non-Commissioned Staff

In 2025, each of our named executive officers participated in the Company’s incentive plan for non-commissioned staff. The incentive plan for non-commissioned staff provides a monthly cash commission based on the attainment of pre-determined metrics related to the total number of certified loans in that month as compared to budget. No commissions are earned under the plan to the extent that the targeted threshold for that month is not attained. To the extent the applicable metrics were attained, monthly commissions under the plan for each of our named executive officers ranged from 0.25% to 0.75% of annual salary.

The incentive plan for non-commissioned staff was discontinued for 2026.

Employment Agreements

We have entered into employment agreements with Ms. Buss and Mr. Monaco, and we had an employment agreement with Mr. Jehl prior to his termination. These agreements provide for “at-will” employment and generally include the executive’s initial base salary, initial target bonus opportunity, and an initial equity award. See the specific details for each executive below.

These employment agreements also provide for payments upon a qualifying termination of employment, including in connection with a change in control of our Company. We believe that these arrangements will provide the executives with increased security in the event of a change in control and enable them to maintain continued focus and dedication to their responsibilities, which will help maximize stockholder value. For a summary of the material terms and conditions of these agreements as it relates to severance upon termination, please see “Potential Payments Upon Termination or Change in Control.”

Employment Agreement with Ms. Buss

The Company and Ms. Buss entered into an employment agreement, or the Buss Employment Agreement, in connection with her appointment as Chief Executive Officer of the Company on March 31, 2025.

Pursuant to the Buss Employment Agreement, Ms. Buss will be paid an annual base salary of $800,000 and is eligible to receive an annual cash incentive bonus with a target opportunity of 100% of her base salary and a maximum opportunity of 150% of her base salary, based on the attainment of performance measures established by the board of directors or the compensation committee. In connection with her appointment, Ms. Buss was granted an initial long-term incentive award of 4,776,000 time-based stock options, which will vest in equal installments on each of the first five (5) anniversaries of the date of grant, subject to Ms. Buss’ continued employment or service through each such vesting date. Ms. Buss was also granted a cash sign-on bonus in the amount of $400,000, which is subject to repayment if Ms. Buss is terminated by the Company for cause within the twelve (12) months following Ms. Buss’ employment commencement date. The repayment obligation will lapse upon the earlier of the twelve (12) month anniversary of her employment commencement date, her termination by the Company without cause, her death or disability or upon the occurrence of a change in control. Payments that may be received by Ms. Buss under the Buss

36

Executive Compensation

Employment Agreement upon a termination of her employment are summarized under “Potential Payments Upon Termination or Change in Control” below.

Employment Agreement with Mr. Monaco

The Company and Mr. Monaco entered into an employment agreement, or the Monaco Employment Agreement, in connection with his appointment as Chief Financial Officer of the Company, effective as of August 18, 2025.

Pursuant to the Monaco Employment Agreement, Mr. Monaco will be paid an annual base salary of $400,000 and is eligible to receive an annual cash incentive bonus with a target opportunity of 100% of his base salary, based on the attainment of performance measures established by the board of directors or the compensation committee. Mr. Monaco’s annual cash incentive bonus for calendar year 2025 was prorated to reflect the portion of the year in which he served as the Chief Financial Officer of the Company. Commencing in 2026, Mr. Monaco is eligible to receive a long-term incentive award with a target grant date value equal to 150% of his base salary. Mr. Monaco was also granted a cash sign-on bonus in the amount of $300,000, which is subject to repayment if Mr. Monaco is terminated by the Company for cause within the twelve (12) months following Mr. Monaco’s employment commencement date. The repayment obligation will lapse upon the earlier of the twelve (12) month anniversary of his employment commencement date, his termination by the Company without cause, his death or disability or, on or following a change in control, his termination of employment for good reason. Mr. Monaco also received a sign-on award of time-based restricted stock units with a grant date value of $600,000, which will vest in equal installments on each of the first four anniversaries of the date of grant, subject to continued employment. Payments that may be received by Mr. Monaco under the Monaco Employment Agreement upon a termination of his employment are summarized under “Potential Payments Upon Termination or Change in Control” below.

Employment Agreement with Mr. Jehl

The Company entered into an employment agreement with Charles D. Jehl, or, as amended, the Jehl Employment Agreement, effective as of August 28, 2020.

On March 22, 2024, in consideration of Mr. Jehl’s assumption of additional responsibilities as Chief Operating Officer and Interim Chief Executive Officer, the Company and Mr. Jehl entered into a second amendment to the Jehl Employment Agreement, providing for the following compensation adjustments effective as of March 22, 2024: (i) an annual base salary of $500,000, (ii) a short-term incentive target opportunity of 100% of his annual base salary, (iii) an annual long-term incentive target opportunity of $2,000,000, (iv) a one-time award of restricted stock units with a grant date value of $2,000,000, which will accelerate and vest upon Mr. Jehl’s termination of employment by the Company without cause, his resignation for good reason, or upon his death or disability, and (v) a cash transition bonus of $500,000, which is subject to repayment if Mr. Jehl’s employment with the Company is terminated due to his resignation or by the Company with cause within the twelve- (12) month period following March 22, 2024. The repayment obligation will lapse upon the earlier of (w) March 22, 2025, (x) Mr. Jehl’s termination of employment by the Company without cause, (y) Mr. Jehl’s death or disability, and (z) Mr. Jehl’s resignation for good reason on or following a change in control of the Company.

On September 11, 2024, in consideration of Mr. Jehl’s appointment as Chief Executive Officer and Interim Chief Financial Officer, the Company and Mr. Jehl amended and restated the Jehl Employment Agreement, providing for the following compensation adjustments effective as of September 11, 2024: (i) in 2025, an annual long-term incentive target opportunity of $2,500,000 (comprised of 40% time-based restricted stock units and 60% performance-based restricted stock units), subject to the terms of any applicable incentive compensation plan that may be in effect from time to time; and (ii) commencing in 2026, an annual long-term incentive target opportunity of $2,500,000 (comprised of 40% time-based restricted stock units and 60% performance-based restricted stock units), subject to increase or decrease by the board of directors or the compensation committee and subject to the terms of any applicable incentive compensation plan that may be in effect from time to time.

2026 Proxy Statement	37

Executive Compensation

In connection with Mr. Jehl’s termination as Chief Executive Officer of the Company, we entered into a Transition Services Agreement with Mr. Jehl on March 31, 2025. The terms of the Transition Services Agreement are described below under “Potential Payments Upon Termination or Change of Control—Transition Services Arrangement with Mr. Jehl.”

Other Factors Affecting Executive Compensation

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Independent Compensation Consultant

Korn Ferry, an independent outside consultant, provides the following compensation-related services to the Company:

•	Attends compensation committee meetings;

•	Assists the compensation committee in making compensation decisions relating to the CEO and other executives and the independent board members;

•	Reviews our compensation philosophy and our executive compensation programs to ensure appropriateness and alignment with market competitiveness and our compensation philosophy;

•	Updates the compensation committee on market trends, regulatory updates, and governance issues that may impact decisions relating to our executive compensation programs;

•

Conducts compensation benchmarking analyses for executives and the independent members of the board of directors based on appropriate market data sources, including a peer group of publicly traded companies;

•	Assists with the review and design of incentive programs, including the Bonus Plan and stock-based compensation awards; and

•	Provides other support and advice to the compensation committee as needs arise.

38

Executive Compensation

Tax Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), prevents publicly traded companies from receiving a tax deduction on certain compensation in excess of $1 million paid to each covered executive officer in any taxable year. Until 2018, compensation that was “performance-based” under the Code’s definition was exempt from this limit. On December 22, 2017, the Tax Cuts and Jobs Act was signed into law, and one of its provisions eliminated the “performance-based” exception for deducting compensation in excess of $1 million under Section 162(m).
While the compensation committee recognizes the
non-deductibility
provisions of Code Section 162(m), the compensation committee believes that stockholder interests are best served by not restricting the committee’s discretion and flexibility in structuring compensation programs, even though such programs may result in compensation expense that may not be fully deductible for U.S. federal income tax purposes.
Clawback of Performance-Based Awards
The Company has adopted a clawback policy (the “Clawback Policy”) in compliance with Nasdaq Listing Rule 5608. The Clawback Policy provides for the recoupment of erroneously awarded incentive compensation in the event of certain accounting restatements. The Clawback Policy applies to current and former executive officers and requires the recoupment of erroneously awarded incentive compensation received during a three-year lookback period preceding the accounting restatement.
Policies and Practices Related to the Grant of Certain Equity Awards
In response to Item 402(x)(1) of Regulation
S-K,
the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. The compensation committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of such awards.
The following table contains information required by Item 402(x)(2) of Regulation
S-K
regarding stock options granted to our NEOs in 2025 during the period from four business days before to one bu sine
ss day after the f
iling o
f our Annual Report on Form
10-K,
our Quarterly Reports on Form
10-Q,
or the filing or furnishing of any Current Report on Form
8-K
that discloses material nonpublic information.

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING THE AWARD	EXERCISE PRICE OF THE AWARD ($/Sh)	GRANT DATE FAIR VALUE OF THE AWARD
PERCENTAGE CHANGE IN THE CLOSING
MARKET PRICE OF THE SECURITIES
UNDERLYING THE AWARD BETWEEN THE
TRADING DAY ENDING IMMEDIATELY PRIOR TO
THE DISCLOSURE OF MATERIAL NONPUBLIC
INFORMATION AND THE TRADING DAY
BEGINNING IMMEDIATELY FOLLOWING THE
DISCLOSURE OF MATERIAL NONPUBLIC
INFORMATION

Jessica Buss	3/31/2025	4,776,000	$2.50	$9,122,160	(58.2)%
Michelle Glasl	7/30/2025	117,647	$2.50	$178,182	(1.9)%
Matthew Sather	7/30/2025	114,379	$2.50	$173,233	(1.9)%

2026 Proxy Statement	39

Executive Compensation

Compensation Committee Report
The compensation committee of the board of directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above, as required by Item 402(b) of Regulation
S-K,
and, based on such review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement for incorporation by reference into the Company’s Annual Report on Form
10-K
for the year ended December 31, 2025.

Respectfully submitted by the Compensation Committee,

Todd C. Hart, Chair Eric A. Feldstein Blair J. Greenberg

40

Executive Compensation

Executive Compensation Tables

The following table presents information regarding the compensation awarded to, earned by, or paid to our named executive officers for services rendered to us, in all capacities, during the fiscal years ended December 31, 2025, 2024, and 2023, as applicable.

Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY(1)	BONUS(2)	STOCK AWARDS(3)	OPTION AWARDS(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION(4)	ALL OTHER COMPENSATION(5)	TOTAL

Jessica Buss Chief Executive Officer	2025	$661,830	$400,000	$0	$9,122,160	$892,800	$93,783	$11,170,573

Massimo Monaco Chief Financial Officer	2025	$153,552	$300,000	$599,998	$0	$165,875	$2,051	$1,221,476

Michelle Glasl Chief Operating Officer	2025	$314,112	$100,000	$131,760	$178,182	$446,400	$65,543	$1,235,997

Ben Massey General Counsel and Corporate Secretary	2025	$306,614	$0	$112,291	$0	$161,940	$9,198	$590,043

Matthew Sather Chief Underwriting Officer	2025	$347,805	$0	$133,600	$173,233	$183,758	$10,500	$848,896

Charles D. Jehl Former Chief Executive Officer and Former Chief Financial Officer	2025	$286,745	$0	$0	$0	$0	$1,087,875	$1,374,620
	2024	$556,075	$500,000	$3,780,756	$0	$224,500	$10,350	$5,071,681
	2023	$510,878	$0	$1,233,013	$0	$255,600	$9,900	$2,009,391

(1)

Amounts reported represent amounts paid as base salary and commission payments. In the year ended December 31, 2025, amounts reported reflect commission payments to Ms. Buss of $58,800, Mr. Monaco of $3,552, Ms. Glasl of $14,112, Mr. Massey of $16,386, Mr. Sather of $18,638, and Mr. Jehl of $36,745.

(2)

For 2025, Ms. Buss received a cash sign-on bonus in connection with her appointment as Chief Executive Officer on March 31, 2025, Ms. Glasl received a cash sign-on bonus in connection with her appointment as Chief Operating Officer on March 31, 2025, and Mr. Monaco received a cash sign-on bonus in connection with his appointment as Chief Financial Officer effective August 18, 2025.

(3)

Amounts reported represent the aggregate grant date fair value of all equity awards made in the applicable year under our 2020 Stock Option and Incentive Plan, as computed in accordance with FASB ASC Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 2 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by our NEOs.

(4)

Amounts reported reflect annual cash incentive bonuses, which were awarded based on achievement of corporate performance goals and individual performance under the Bonus Plan. The 2025 annual cash incentive bonus determinations are described in more detail under the heading “Compensation Discussion and Analysis – Elements of Compensation – Annual Cash Bonuses.”

(5)	Amounts reported reflect the following for 2025:
(a)

As to Ms. Buss, (i) $39,576 in housing expenses for a corporate rental house for when she is at Company headquarters in Austin, Texas; (ii) $15,276 in tax gross-ups related to the housing expenses; (iii) $28,431 in cash retainers paid in connection with Ms. Buss’s service on our board of directors prior to her appointment as Chief Executive Officer; and (iv) $10,500 pursuant to a 401(k) safe harbor match.

(b)

As to Ms. Glasl, (i) $39,576 in housing expenses for a corporate rental house for when she is at Company headquarters in Austin, Texas; (ii) $18,624 in tax gross-ups related to the housing expenses; and (iii) a 401(k) safe harbor match.

(c)	As to Messrs. Monaco, Massey, and Sather, a 401(k) safe harbor match.
(d)

As to Mr. Jehl, (i) $1,000,000 in severance and $52,375 in COBRA benefits, in each case pursuant to the Employment Agreement, effective as of August 28, 2020 and as amended from time to time, by and between Mr. Jehl and the Company described under “Employment Agreement with Mr. Jehl”; (ii) $25,000 in cash retainers paid in connection with Mr. Jehl’s service on our board of directors following his termination as Chief Executive Officer; and (iii) $10,500 pursuant to a 401(k) safe harbor match.

2026 Proxy Statement	41

Executive Compensation

2025 Grants of Plan-Based Awards Table

The following table summarizes annual bonus and equity awards for each named executive officer as of December 31, 2025. Awards to our NEOs, and to other key executives, were made during the year ended December 31, 2025 under two separate plans or programs:

•

Cash awards under our Bonus Plan, with payouts determined based on achievement of performance measures established at the beginning of the fiscal year, as described in more detail in “Compensation Discussion and Analysis – Elements of Compensation – Annual Cash Bonuses;” and

•

Equity awards under the terms of our 2020 Stock Option and Incentive Plan, which include time-based RSUs and stock options, as described in more detail in “Compensation Discussion and Analysis – Elements of Compensation – Equity Compensation.”

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ALL OTHER STOCK AWARDS:	ALL OTHER OPTION AWARDS:
NAME	TYPE OF AWARD	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	NUMBER OF SHARES OF STOCK OR UNITS (#)	NUMBER OF SECURITIES UNDERLYING OPTIONS (#)		EXERCISE / BASE PRICE OF OPTIONS ($/Sh)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(2)
Jessica Buss	Annual Cash Bonus		$400,000	$800,000	$1,200,000
	Stock Options	3/31/2025					4,776,000	(3)	$2.50	$9,122,160
Massimo Monaco	Annual Cash Bonus		$74,317	$148,634	$222,951
	Time-Based RSUs	9/25/2025				257,510				$599,998
Michelle Glasl	Annual Cash Bonus		$200,000	$400,000	$600,000
	Time-Based RSUs	5/1/2025				36,000				$46,080
	Time-Based RSUs	7/30/2025				36,000				$85,680
	Stock Options	7/30/2025					117,647		$2.50	$178,182
Ben Massey	Annual Cash Bonus		$72,554	$145,107	$217,661
	Time-Based RSUs	5/12/2025				55,866				$112,291
Matthew Sather	Annual Cash Bonus		$82,329	$164,658	$246,987
	Time-Based RSUs	5/1/2025				30,000				$38,400
	Time-Based RSUs	7/30/2025				40,000				$95,200
	Stock Options	7/30/2025					114,379		$2.50	$173,233
Charles D. Jehl	—	—	—	—	—	—	—		—	—

(1)

These amounts represent the estimated possible payouts of annual cash incentive bonuses for the year ended December 31, 2025 under our annual cash bonus program for each of our NEOs. The actual amounts earned under the annual cash bonus program for the year ended December 31, 2025 are disclosed in the Summary Compensation Table above in the ‘‘Non-Equity Incentive Plan Compensation’’ column.

(2)

Amounts reported represent the aggregate grant date fair value of all equity awards made in the applicable year under our 2020 Plan, as computed in accordance with FASB ASC Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 2 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by our NEOs.

(3)

Reflects the number of stock options originally granted to Ms. Buss. On January 19, 2026, the Company granted Ms. Buss 941,176 time-based RSUs. As a condition to this grant, Ms. Buss and the Company agreed to cancel 1,592,000 stock options.

42

Executive Compensation

Outstanding Equity Awards at December 31, 2025

The following table summarizes the outstanding equity plan awards for each named executive officer as of December 31, 2025.

		OPTION AWARDS					STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)
Jessica Buss	3/31/2025	0	4,776,000	(2)	$2.50	3/31/2035
Massimo Monaco	9/25/2025						257,510	(3)	$399,141
Michelle Glasl	5/1/2025						36,000	(4)	$55,800
	7/30/2025	0	117,647	(5)	$2.50	7/30/2035
	7/30/2025						36,000	(4)	$55,800
Ben Massey	3/15/2023						9,040	(6)	$14,012
	4/5/2024						18,750	(7)	$29,063
	5/12/2025						55,866	(4)	$86,592
Matthew Sather	4/5/2024						19,898	(7)	$30,842
	4/5/2024									8,264	(8)	$12,209
	5/1/2025						30,000	(4)	$46,500
	7/30/2025	0	114,379	(5)	$2.50	7/30/2035
	7/30/2025						40,000	(4)	$62,000
Charles D. Jehl	—	—	—		—	—	—		—	—		—

(1)

Market value is calculated based on the closing price of our common stock on December 31, 2025, the last trading day of the year, as reported on the Nasdaq ($1.55 per share), times the number of unvested stock units.

(2)

Represents a sign-on grant of stock options that vest in five equal annual installments beginning on March 31, 2026, subject to continued employment through each vesting date. On January 19, 2026, the Company granted Ms. Buss 941,176 time-based RSUs, which will vest in four equal annual installments beginning on January 19, 2027, subject to continued employment through each vesting date. As a condition to this grant, Ms. Buss and the Company agreed to cancel 1,592,000 stock options.

(3)	Represents a sign-on grant of time-based RSUs that vest in four equal annual installments beginning on September 25, 2026, subject to continued employment through each vesting date.
(4)	Represents time-based RSUs that vest in four equal annual installments beginning on March 15, 2026, subject to continued employment through each vesting date.
(5)	Represents stock options that vest in three equal annual installments beginning on March 15, 2026, subject to continued employment through each vesting date.
(6)	Represents time-based RSUs that vest in four equal annual installments beginning on March 15, 2024, subject to continued vesting through each vesting date.
(7)	Represents time-based RSUs that vest in four equal annual installments beginning on March 15, 2025, subject to continued vesting through each vesting date.
(8)

Represents performance-based RSUs that will vest, if any, based on the relative total stockholder return, or TSR, of the Company compared to that of a selected group of peer companies over the three-year period commencing January 1, 2024, subject to continued employment during the performance period. The performance-based RSUs are reported at the threshold level of performance.

2026 Proxy Statement	43

Executive Compensation

Option Exercises and Stock Vested During the Year Ended December 31, 2025

The following table provides information regarding the vesting of restricted stock units held by each named executive officer during the year ended December 31, 2025. In 2025, none of our NEOs exercised any stock options.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)		VALUE REALIZED ON VESTING ($)(1)

Jessica Buss	39,093	(2)	$76,622

Massimo Monaco	—		$—

Michelle Glasl	—		$—

Ben Massey	10,770		$46,419

Matthew Sather	6,632		$28,584

Charles D. Jehl	473,355		$1,113,386

(1)	Value realized represents the number of shares vested multiplied by the closing stock price on the vesting date.
(2)

On May 22, 2024, Ms. Buss was granted 39,093 RSUs in connection with her service as Chairman of the board of directors and prior to her appointment as Chief Executive Officer. These RSUs vested on May 21, 2025.

Potential Payments Upon Termination or Change in Control

Ms. Buss and Messrs. Monaco and Jehl have entered into employment agreements with the Company. These employment agreements, described below, provide for cash payments to Ms. Buss and Messrs. Monaco and Jehl upon termination or a change in control and are conditioned upon certain provisions described below. Provisions related to early vesting of equity awards upon termination or a change in control are included in the respective award agreements, details of which are also provided below.

Employment Agreement with Ms. Buss

The Buss Employment Agreement further describes the payments and benefits to which Ms. Buss would be entitled upon termination of her employment under certain circumstances. Specifically, if Ms. Buss’s employment is terminated either by the Company without “cause” or by Ms. Buss for “good reason” each outside of a “change in control period” (each as defined in the Buss Employment Agreement), Ms. Buss will be entitled to receive (i) an amount equal to 24 months of base salary, paid out in substantially equal installments in accordance with the Company’s payroll practice over 6 months and (ii) for a period of up to 18 months, the Company will also pay to the group health plan provider, the COBRA provider or Ms. Buss a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to Ms. Buss if she had remained employed by the Company (subject to Ms. Buss’s continued copayment of premium amounts at the active employees’ rate), subject to Ms. Buss’s signing, not revoking and complying with a separation agreement and release of claims in favor of the Company. Ms. Buss will also be eligible to receive any earned but unpaid annual cash incentive compensation. Upon Ms. Buss’s termination due to death or disability, Ms. Buss will be eligible to receive a pro-rata portion of her target cash incentive compensation for the year of termination.

The Buss Employment Agreement also provides for certain payments and benefits following a “change in control” (as defined in the Buss Employment Agreement) of the Company. If immediately prior to or during the 12-month period following the occurrence of a change in control Ms. Buss’s employment is terminated by either the Company without “cause” or by Ms. Buss for “good reason,” Ms. Buss will be entitled to receive (i) a lump-sum payment equal to two times the sum of (A) her base salary (or the base salary in effect immediately prior to the change in control, if higher) plus (B) her annual incentive bonus based on the attainment of the actual level of performance as determined immediately prior to the change in control and extrapolated for the remainder of the year, or, if higher, the target incentive compensation for the then-current year if such termination occurs during the first half of the year and (ii) for a

44

Executive Compensation

period of up to 18 months, the Company will also pay to the group health plan provider, the COBRA provider or Ms. Buss a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to Ms. Buss if she had remained employed by the Company (subject to Ms. Buss’s copayment of premium amounts at the active employees’ rate), subject to Ms. Buss’s signing, not revoking and complying with a separation agreement and release of claims in favor of the Company. Ms. Buss will also be eligible to receive a pro-rata portion of the greater of her target cash incentive compensation or the actual amount of her annual bonus based on actual performance for the year in which the change in control occurs. If any such payments or benefits would be subject to the excise tax imposed by Section 4999 of the Code, such payments will be reduced so that the sum of these payments will be $1.00 less than the amount at which Ms. Buss becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction will only occur if it would result in Ms. Buss receiving a higher after tax amount than she would receive if such payments were not subject to such reduction.

Pursuant to the Buss Employment Agreement, in March 2025 Ms. Buss was granted an initial award of 4,776,000 stock options, which will accelerate and vest in the event Ms. Buss is terminated by the Company without cause or she resigns for good reason immediately prior to, or on or within the 12-month period following, a change in control of the Company.

Employment Agreement with Mr. Monaco

The Monaco Employment Agreement further describes the payments and benefits to which Mr. Monaco would be entitled upon termination of his employment under certain circumstances. Specifically, if Mr. Monaco’s employment is terminated either by the Company without “cause” or by Mr. Monaco for “good reason” each outside of a “change in control period” (each as defined in the Monaco Employment Agreement), Mr. Monaco will be entitled to receive (i) an amount equal to 12 months of base salary, paid out in substantially equal installments in accordance with the Company’s payroll practice over 6 months and (ii) for a period of up to 12 months, the Company will also pay to the group health plan provider, the COBRA provider or Mr. Monaco a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Monaco if he had remained employed by the Company (subject to Mr. Monaco’s continued copayment of premium amounts at the active employees’ rate), subject to Mr. Monaco’s signing, not revoking and complying with a separation agreement and release of claims in favor of the Company. Mr. Monaco will also be eligible to receive any earned but unpaid annual cash incentive compensation. Upon Mr. Monaco’s termination due to death or disability, Mr. Monaco will be eligible to receive a pro-rata portion of his target cash incentive compensation for the year of termination.

The Monaco Employment Agreement also provides for certain payments and benefits following a “change in control” (as defined in the Monaco Employment Agreement) of the Company. If immediately prior to or during the 12-month period following the occurrence of a change in control Mr. Monaco’s employment is terminated by either the Company without “cause” or by Mr. Monaco for “good reason,” Mr. Monaco will be entitled to receive (i) a lump-sum payment equal to one times the sum of (A) his base salary (or the base salary in effect immediately prior to the change in control, if higher) plus (B) his annual incentive bonus based on the attainment of the actual level of performance as determined immediately prior to the change in control and extrapolated for the remainder of the year, or, if higher, the target incentive compensation for the then-current year if such termination occurs during the first half of the year and (ii) for a period of up to 12 months, the Company will also pay to the group health plan provider, the COBRA provider or Mr. Monaco a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Monaco if he had remained employed by the Company (subject to Mr. Monaco’s copayment of premium amounts at the active employees’ rate), subject to Mr. Monaco’s signing, not revoking and complying with a separation agreement and release of claims in favor of the Company. If any such payments or benefits would be subject to the excise tax imposed by Section 4999 of the Code, such payments will be reduced so that the sum of these payments will be $1.00 less than the amount at which Mr. Monaco becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction will only occur if it would result in Mr. Monaco receiving a higher after tax amount than he would receive if such payments were not subject to such reduction.

Pursuant to the Monaco Employment Agreement, Mr. Monaco was granted a one-time award of restricted stock units with a grant date value of $600,000 in September 2025, which will accelerate and vest upon Mr. Monaco’s termination of employment by the Company without cause, his resignation for good reason, or upon his death or disability.

2026 Proxy Statement	45

Executive Compensation

Employment Agreement with Mr. Jehl

The Jehl Employment Agreement further describes the payments and benefits to which Mr. Jehl would have been entitled upon termination of his employment under certain circumstances. Specifically, if Mr. Jehl’s employment was terminated either by the Company without “cause” or by Mr. Jehl for “good reason” each outside of a “change in control period” (each as defined in the Jehl Employment Agreement), Mr. Jehl would have been entitled to receive (i) an amount equal to 24 months of base salary, paid out in substantially equal installments in accordance with the Company’s payroll practice over 6 months and (ii) for a period of up to 18 months, the Company would have also paid to the group health plan provider, the COBRA provider or Mr. Jehl a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Jehl if he had remained employed by the Company (subject to Mr. Jehl’s continued copayment of premium amounts at the active employees’ rate), subject to Mr. Jehl’s signing, not revoking and complying with a separation agreement and release of claims in favor of the Company. Mr. Jehl would also have been eligible to receive any earned but unpaid annual cash incentive compensation. Upon Mr. Jehl’s termination due to death or disability, Mr. Jehl would have been eligible to receive a pro-rata portion of his target cash incentive compensation for the year of termination.

The Jehl Employment Agreement also provided for certain payments and benefits following a “change in control” (as defined in the Jehl Employment Agreement) of the Company. If immediately prior to or during the 12-month period following the occurrence of a change in control Mr. Jehl’s employment was terminated by either the Company without “cause” or by Mr. Jehl for “good reason,” Mr. Jehl would have been entitled to receive (i) a lump-sum payment equal to two times the sum of (A) his base salary (or the base salary in effect immediately prior to the change in control, if higher) plus (B) annual incentive bonus based on the attainment of the actual level of performance as determined immediately prior to the change in control and extrapolated for the remainder of the year, or, if higher, the target incentive compensation for the then-current year if such termination occurred during the first half of the year and (ii) for a period of up to 18 months, the Company would have also paid to the group health plan provider, the COBRA provider or Mr. Jehl a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Jehl if he had remained employed by the Company (subject to Mr. Jehl’s copayment of premium amounts at the active employees’ rate), subject to Mr. Jehl’s signing, not revoking and complying with a separation agreement and release of claims in favor of the Company. Mr. Jehl would also have been eligible to receive a pro-rata portion of the greater of his target cash incentive compensation or the actual amount of his annual bonus based on actual performance for the year in which the change in control occurred. If any such payments or benefits would have been subject to the excise tax imposed by Section 4999 of the Code, such payments would have been reduced so that the sum of these payments was $1.00 less than the amount at which Mr. Jehl became subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction would have occurred only if it would have resulted in Mr. Jehl receiving a higher after tax amount than he would receive if such payments were not subject to such reduction.

Pursuant to the Jehl Employment Agreement, in the event Mr. Jehl was terminated by the Company without cause or he resigned for good reason immediately prior to, or on or within the 12-month period following a change in control of the Company, then his annual time-based restricted stock units would have accelerated and vested. If any performance-based restricted stock units were assumed or substituted in connection with a change in control of the Company, then the award would have been converted to time-based restricted stock units at the time of the change in control, with performance scored at the greater of target or actual level of performance.

Additionally, Mr. Jehl was granted a one-time award of restricted stock units with a grant date value of $2,000,000 in March 2024, which would have accelerated and vested upon Mr. Jehl’s termination of employment by the Company without cause, his resignation for good reason, or upon his death or disability. Mr. Jehl was also awarded a cash transition bonus of $500,000 in March 2024, which was subject to repayment if Mr. Jehl’s employment with the Company is terminated due to his resignation or by the Company with cause within the twelve- (12) month period following March 22, 2024. The repayment obligation lapsed on March 22, 2025.

In connection with Mr. Jehl’s termination as Chief Executive Officer of the Company, we entered into a Transition Services Agreement with Mr. Jehl on March 31, 2025. The terms of the Transition Services Agreement are described below under “Transition Services Arrangement with Mr. Jehl.”

46

Executive Compensation

Equity Awards

We also provide accelerated vesting of time-based and performance-based RSUs upon termination immediately prior to or within 12 months after a change in control. For time-based RSUs, 100% of the outstanding and unvested shares will become fully vested upon the date of termination or the change in control date, whichever is later. For performance-based RSUs, 100% of the shares will vest assuming target performance has been achieved.

Potential Payments upon Termination or Change in Control

The following table quantifies the potential payments to our NEOs (other than Mr. Jehl, who terminated employment on June 29, 2025) upon termination or change in control as if such events took place on December 31, 2025. The equity award acceleration amounts in the table were calculated using the closing price of our common stock on December 31, 2025 of $1.55. Please see “Transition Services Arrangement with Mr. Jehl” below for a summary of the actual severance paid to Mr. Jehl upon his departure from the Company.

On February 18, 2026, the board of directors adopted the Executive Severance and Change in Control Policy (the “Executive Severance Policy”). Please see “Executive Severance and Change in Control Policy” below for a summary of the terms of the Executive Severance Policy.

NAME	PAYMENT TYPE	DEATH/ DISABILITY	NOT FOR CAUSE/ GOOD REASON	CHANGE IN CONTROL & QUALIFYING TERMINATION
Jessica Buss	Cash severance	$0	$1,600,000	$3,385,600
	Pro rata annual bonus(1)	$892,800	$892,800	$892,800
	Acceleration of unvested time-based RSUs	$0	$0	$0
	Acceleration of unvested performance-based RSUs	$0	$0	$0
	Acceleration of unvested stock options(2)	$0	$0	$0
	Benefits continuation	$0	$33,012	$33,012

	Total	$892,800	$2,525,812	$4,311,412

Massimo Monaco	Cash severance	$0	$400,000	$565,875
	Pro rata annual bonus(1)	$165,875	$165,875	$0
	Acceleration of unvested time-based RSUs	$399,141	$399,141	$399,141
	Acceleration of unvested performance-based RSUs	$0	$0	$0
	Acceleration of unvested stock options	$0	$0	$0
	Benefits continuation	$0	$9,601	$9,601

	Total	$565,016	$974,617	$974,617

Michelle Glasl	Cash severance	$0	$0	$0
	Pro rata annual bonus	$0	$0	$0
	Acceleration of unvested time-based RSUs	$0	$0	$111,600
	Acceleration of unvested performance-based RSUs	$0	$0	$0
	Acceleration of unvested stock options(2)	$0	$0	$0
	Benefits continuation	$0	$0	$0

	Total	$0	$0	$111,600

2026 Proxy Statement	47

Executive Compensation

NAME	PAYMENT TYPE	DEATH/ DISABILITY	NOT FOR CAUSE/ GOOD REASON	CHANGE IN CONTROL & QUALIFYING TERMINATION
Ben Massey	Cash severance	$0	$0	$0
	Pro rata annual bonus	$0	$0	$0
	Acceleration of unvested time-based RSUs	$0	$0	$129,667
	Acceleration of unvested performance-based RSUs	$0	$0	$0
	Acceleration of unvested stock options	$0	$0	$0
	Benefits continuation	$0	$0	$0

	Total	$0	$0	$129,667

Matthew Sather	Cash severance	$0	$0	$0
	Pro rata annual bonus	$0	$0	$0
	Acceleration of unvested time-based RSUs	$0	$0	$108,500
	Acceleration of unvested performance-based RSUs(3)	$0	$0	$25,618
	Acceleration of unvested stock options(2)	$0	$0	$0
	Benefits continuation	$0	$0	$0

	Total	$0	$0	$134,118

(1)

Represents the pro rata target incentive that would be paid upon death or disability; however, this amount is subject to the extent the goals applicable to such target incentive actually being met for the fiscal year. The value shown in the table above represents the actual bonus paid for 2025.

(2)

Represents the unvested stock options granted to Ms. Buss on March 31, 2025 and to Ms. Glasl and Mr. Sather on July 30, 2025. The value of unvested stock options is based on the difference between the closing price of our common stock on December 31, 2025 and the exercise price per option multiplied by the number of unvested options. No value was applied to any underwater options.

(3)	Represents the unvested performance-based RSUs granted to Mr. Sather on April 5, 2024 vesting at the target level of performance.

Transition Services Arrangement with Mr. Jehl

The Company terminated Mr. Jehl’s employment as our Chief Executive Officer on March 31, 2025. The Company and Mr. Jehl entered into a transition services agreement (the “Transition Services Agreement”), dated as of March 31, 2025, pursuant to which Mr. Jehl provided transition services to the Company as Interim Chief Financial Officer until June 29, 2025.

The Transition Services Agreement provided that the term of Mr. Jehl’s services would continue through the ninetieth (90th) day following March 31, 2025, or if earlier, upon Mr. Jehl’s termination of employment by the Company for any reason, Mr. Jehl’s termination of employment for good reason, or due to Mr. Jehl’s termination of employment as a result of his death or disability. Following Mr. Jehl’s departure date, he was no longer an employee of the Company but remained a non-employee member of our board. Mr. Jehl was entitled to receive the severance pay and benefits provided under Section 4(c) of the Jehl Employment Agreement, including an amount equal to 24 months of Mr. Jehl’s base salary ($1,000,000) and up to 18 months of COBRA benefits. Mr. Jehl also received (i) accelerated vesting of the unvested 210,084 time-based RSUs granted on March 22, 2024, in accordance with the terms of the equity award agreement, (ii) accelerated vesting of the unvested 109,809 time-based RSUs that would have vested had Mr. Jehl’s employment with the Company continued through October 31, 2025, and (iii) reimbursement of up to $10,000 in attorneys’ fees in connection with entering into the Transition Services Agreement.

48

Executive Compensation

Executive Severance and Change in Control Policy

On February 18, 2026, the board of directors adopted the Executive Severance Policy, and we have entered into participation agreements under the Executive Severance Policy with certain of our NEOs, including Ms. Glasl and Messrs. Massey and Sather. Pursuant to the Executive Severance Policy, in the event a participant’s employment is terminated by the Company without “cause” (as defined in the Executive Severance Policy) or by the participant for “good reason” (as defined in the Executive Severance Policy), then the participant will be entitled to receive (i) an amount equal to six months of base salary paid out within 60 days after the qualifying termination and (ii) any earned but unpaid annual cash incentive compensation.

In addition, if immediately prior to or during the 12-month period following the occurrence of a change in control the participant’s employment is terminated by either the Company without “cause” or by the participant for “good reason,” then the participant will be entitled to receive (i) a lump sum equal to the sum of (A) an amount equal to twelve months of base salary plus (B) the participant’s annual incentive compensation based on the attainment of the actual level of performance as determined immediately prior to the change in control and extrapolated for the remainder of the year, or, if higher, the target incentive compensation for the then-current year if such termination occurs during the first half of the year; (ii) any earned but unpaid annual cash incentive compensation; and (iii) a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to the participant if he or she had remained employed by the Company (subject to the participant’s copayment of premium amounts at the active employees’ rate).

Any payments under the Executive Severance Policy are subject to the participant’s signing, not revoking and complying with a separation agreement and release of claims in favor of the Company.

CEO Pay Ratio

We are providing this pay ratio disclosure in accordance with Item 402(u) of Regulation S-K promulgated under the Exchange Act. The pay ratio disclosed below is a reasonable estimate derived from our internal records using the methodology described below. This information may not be comparable to the ratio that any other company reports because other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

In connection with determining our “median employee” for purposes of calculating our pay ratio for the year ended December 31, 2025, we considered only those employees that we employed as of December 31, 2025, excluding the CEO. We selected annual total compensation paid during the year ended December 31, 2025 as our consistently applied compensation measure, which included salaries, commissions, bonuses, and long-term incentive compensation. We annualized pay for permanent employees who commenced work during the year ended December 31, 2025.

We had two CEOs during 2025, Mr. Jehl and Ms. Buss. SEC rules permit us to calculate the compensation provided to each person who served as CEO during the year for the time that he or she served as CEO and combine those amounts.

Ms. Buss’s 2025 annual total compensation as reflected in the Summary Compensation Table was $11,170,573. When her director cash retainers, which were earned prior to her service as CEO, are excluded, her total compensation as CEO was $11,142,142. Mr. Jehl’s 2025 annual total compensation as reflected in the Summary Compensation Table was $1,374,620. When his severance and COBRA benefits, director cash retainers, and compensation as Interim Chief Financial Officer, all of which were earned following his service as CEO, are excluded, his total compensation as CEO was $147,939. The aggregate total compensation for our CEOs in 2025 was $11,290,081.

The 2025 annual total compensation for the median employee, calculated in the same manner that we use for determining the annual total compensation of our NEOs, was $174,548. Therefore, the ratio of the aggregate CEO pay to our median employee’s pay as determined under applicable SEC rules is 65 to 1.

2026 Proxy Statement	49

Executive Compensation

Pay Versus Performance
The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to our NEOs, as calculated in accordance with SEC disclosure rules:

FISCAL YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO JOHN J. FLYNN (1)	COMPENSATION ACTUALLY PAID TO PEO JOHN J. FLYNN (1)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO KEITH A. JEZEK (1)	COMPENSATION ACTUALLY PAID TO PEO KEITH A. JEZEK (1)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO CHARLES D. JEHL (1)	COMPENSATION ACTUALLY PAID TO PEO CHARLES D. JEHL (1)(2)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO JESSICA E. BUSS (1)	COMPENSATION ACTUALLY PAID TO PEO JESSICA E. BUSS (1)(2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs (3)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs (2)(3)	LPRO TOTAL SHAREHOLDER RETURN	PEER GROUP TOTAL SHAREHOLDER RETURN (4)	NET INCOME ($ IN THOUSANDS)	ADJUSTED EBITDA (THOUSANDS) (5)
2025	$0	$0	$0	$0	$1,374,620	($2,984,058)	$11,170,573	$6,100,309	$974,103	$789,014	$4.43	$120.66	($4,236)	$15,632
2024	$0	$0	$1,078,569	($7,126,751)	$5,071,681	$2,782,181	$0	$0	$737,515	$531,125	$17.08	$100.48	($135,010)	($55,027)
2023	$0	$0	$5,957,265	$6,215,126	$0	$0	$0	$0	$1,138,720	$1,368,452	$24.34	$71.18	$22,070	$39,834
2022	$2,390,833	$398,800	$6,651,233	$6,106,733	$0	$0	$0	$0	$1,923,448	$614,385	$19.31	$52.60	$66,620	$103,741
2021	$2,299,501	$1,505,717	$0	$0	$0	$0	$0	$0	$4,525,451	$2,835,971	$64.30	$120.11	$146,082	$154,777

(1)
Jessica Buss has served as the Company’s CEO beginning on March 31, 2025. The PEO prior to Ms. Buss was Charles D. Jehl, who served as the Company’s interim CEO beginning March 22, 2024 and as the Company’s CEO on a permanent, non-interim
basis from September 11, 2024 until March 31, 2025. The PEO prior to Mr. Jehl was Keith A. Jezek, who served as the Company’s CEO from October 7, 2022 until March 22, 2024. The PEO prior to Mr. Jezek was John J. Flynn, who served as the Company’s CEO until October 6, 2022.

(2)
Compensation actually paid to the current PEO and the prior PEO and average compensation actually paid to the non-PEO
NEOs represent the Summary Compensation Table totals adjusted for the following items:

	2025
ADJUSTMENTS TO SUMMARY COMPENSATION TABLE TOTALS TO DETERMINE COMPENSATION ACTUALLY PAID	CHARLES D. JEHL (PRIOR PEO)	JESSICA BUSS (CURRENT PEO)	AVERAGE FOR NON- PEO NEOS
Summary Compensation Table Amount	$1,374,620	$11,170,573	$974,103
Adjustments:
Increase/(Decrease) for amounts reported under the Stock Awards and Option Awards Columns in the Summary Compensation Table	$0	$(9,122,160)	$(332,266)
Increase/(Decrease) for fair value at year-end of stock awards and option awards granted during year that remain unvested as of year-end	$0	$4,208,659	$227,360
Increase/(Decrease) for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	$0	$0	$(72,961)
Increase/(Decrease) for fair value at vesting of stock awards and option awards granted during year	$0	$0	$0
Increase/(Decrease) for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	$(1,775,553)	$(156,763)	$(7,222)
Increase/(Decrease) for fair value at prior year-end of awards granted in prior years that failed to meet applicable vesting conditions during year	$(2,583,125)	$0	$0

Compensation Actually Paid Amount	$(2,984,058)	$6,100,309	$789,014

(3)
The
non-PEO
NEOs were (a) in 2021, Charles D. Jehl and Ross M. Jessup (b) in 2022, Charles D. Jehl, Cecilia Camarillo, Matthew R. Roe, Matthew S. Stark, and Ross M. Jessup, (c) in 2023, Charles D. Jehl, Thinh Nguyen, Matthew R. Roe, and Matthew S. Stark; (d) in 2024, Sarah Lackey, Matthew R. Roe, and Matthew Stark; and (e) in 2025, Massimo Monaco, Michelle Glasl, Ben Massey, and Matthew Sather.

(4)
For purposes of this disclosure, our peer group in 2025 consisted of nine companies, including Green Dot Corporation, Jack Henry & Associates, Inc., LendingClub Corporation, Pagaya Technologies Ltd., Paymentus Holdings, Inc., Q2 Holdings, Inc., Repay Holdings Corporation, SoFi Technologies, Inc. and Upstart Holdings, Inc. (the “2025 Peer Group”). The 2025 Peer Group is consistent with the peer group used in Item 5 of our Annual Report on Form
10-K
for the year ended December 31, 2022, our Annual Report on Form
10-K
for the year ended December 31, 2023, our Annual Report on Form
10-K
for the year ended December 31, 2024, and our Annual Report on Form
10-K
for the year ended December 31, 2025.

(5)
Adjusted EBITDA is the measure we believe represents the most important financial performance metric not otherwise presented in the table above that we use to link Compensation Actually Paid to our NEOs to our Company’s performance. Beginning in the quarter ended June 30, 2025, the Company updated the presentation of Adjusted EBITDA to exclude interest income as the Company believes the exclusion of interest income better aligns its presentation with comparable companies. In addition, beginning in the quarter ended September 30, 2025, the Company updated the presentation of Adjusted EBITDA to exclude certain other non-recurring
expenses that do not contribute directly to management’s evaluation of its operating results. Prior periods presented have been conformed to the current period presentation.

50

Exe
cut
ive Compensation

Relationship b
et
ween Pay and Perfo
rm
ance
Below are graphs showing the relationship of Compensation Actually Paid to the PEO and the average Compensation Actually Paid to the non-PEO
NEOs in 2025, 2024, 2023, 2022, and 2021 to (1)
 the
TSR of each of the Company and the 2025 Peer Group, (2) our net income and (3) adjusted EBITDA.

2026 Proxy Statement	51

Executive Compe
ns
ation

Listed below are the financial and
non-financial
performance meas
ure
s which in our assessment represent the most important financial performance measures we use to link Compensation Actually Paid to our NEOs, for 2025, to Company performance:

MEASURE	NATURE	EXPLANATION

Adjusted EBITDA	Financial measure
Non-GAAP
financial measured defined as GAAP net income (loss) excluding interest expense (income), income tax expense (benefit), depreciation expense of property and equipment, amortization expense of capitalized software development costs, share-based compensation expense, loss on extinguishment of debt and certain other non-recurring
expenses that do not contribute directly to management’s evaluation of its operating results.

Certified Loans	Non-financial measure	The number of certified loans generated by the Company in 2025.

Total Revenue	Financial measure	Total revenue in 2025.

Cash EBITDA	Financial measure
Non-GAAP
financial measured defined as net income, plus (i) interest expense, (ii) taxes and tax receivable agreement payments, (iii) depreciation and amortization expense, (iv) cash collections related to revenue, (v) any net asset writedowns related to revenue, and
(vi) non-operational
exceptional expenses; minus (1) interest income, (2) revenue, (3) any net asset markups related to revenue, and
(4) non-operational
exceptional income.

52

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information known to the Company regarding the beneficial ownership of Company common stock as of April 6, 2026 by:

•	each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;

•	each of the Company’s named executive officers, directors and director nominees; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and contingent restricted stock units that are currently exercisable or exercisable within 60 days. Company stock issuable upon exercise of options and contingent restricted stock units currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of Company common stock is based on 118,217,082 shares of Company common stock outstanding as of April 6, 2026.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.

NAME AND ADDRESS OF BENEFICIAL OWNER(1)	SHARES OF COMMON STOCK	PERCENT OF COMMON STOCK OUTSTANDING%

Greater than 5% Stockholders:

Bregal Sagemount I, LP(2)	7,564,566	6.4%

Nebula Holdings, LLC(3)	7,545,144	6.4%

BlackRock, Inc.(4)	7,333,212	6.2%

Portolan Capital Management, LLC(5)	7,007,120	5.9%

Wasatch Advisors LP(6)	6,182,607	5.2%

Whetstone Capital Advisors, LLC(7)	6,014,667	5.1%

Named Executive Officers, Directors and Director Nominees:

Blair J. Greenberg(2)	7,564,566	6.4%

Thomas K. Hegge(3)	7,545,462	6.4%

Jessica Buss(8)	711,452	*

Charles D. Jehl	594,093	*

Matthew Sather(9)	99,552	*

Eric A. Feldstein(10)	99,231	*

Michelle Glasl(11)	51,455	*

Ben Massey	29,472	*

Abhijit Chaudhary(12)	14,943	*

Todd C. Hart(13)	13,933	*

Massimo Monaco	—	*

William Dabbs Cavin	—	*

All current directors and executive officers as a group (12 persons)	16,724,159	14.0%

2026 Proxy Statement	53

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of these stockholders is c/o Open Lending Corporation, 1501 S. MoPac Expressway, Suite 450, Austin, TX 78746.
(2)

Bregal Sagemount I, L.P., is the record holder of 7,564,566 shares. Blair Greenberg is a Partner of Bregal Investments, Inc., which is the registered investment advisor of Bregal Sagemount I, L.P. As such, he may be deemed to have or share beneficial ownership of the common stock held directly by Bregal Sagemount I, L.P. and Bregal Investments, Inc. The business address of Bregal Sagemount I, L.P. is Second Floor, Windward House, La Route De La Liberation, St. Helier, Jersey, Y9, JE2 BQ, Channel Islands. The business address of Bregal Investments, Inc. is 277 Park Avenue, 29th Floor New York, NY 10172.

(3)

Nebula Holdings, LLC is the record holder of 7,545,144 shares reported herein. True Wind Capital, L.P. is the managing member of Nebula Holdings, LLC. Mr. Hegge is a director of True Wind Capital GP, LLC, the General Partner of True Wind Capital, L.P. As such, they may be deemed to have or share beneficial ownership of the common stock held directly by Nebula Holdings, LLC. Mr. Hegge disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of Nebula Holdings, LLC is Four Embarcadero Center, Suite 2100, San Francisco, CA 94111.

(4)

Based exclusively on a Schedule 13G/A filed by BlackRock, Inc. on January 29, 2024. The filer claimed sole power to vote or direct the vote of 7,220,743 shares and sole power to dispose or direct the disposition of 7,333,212 shares. BlackRock, Inc.’s address is 50 Hudson Yards, New York, NY 10001.

(5)

Based exclusively on a Schedule 13G filed by Portolan Capital Management, LLC on February 26, 2026. Portolan Capital Management, LLC claimed sole power to vote or direct the vote of 7,007,120 shares and sole power to dispose or direct the disposition of 7,007,120 shares, and George McCabe claimed sole power to vote or direct the vote of 7,007,120 shares and sole power to dispose or direct the disposition of 7,007,120 shares. Portolan Capital Management, LLC’s address is 2 International Place, FL 26, Boston, MA 02110.

(6)

Based exclusively on a Schedule 13G filed by Wasatch Advisors LP on August 12, 2025. The filer claimed sole power to vote or direct the vote of 5,868,476 shares and sole power to dispose or direct the disposition of 6,182,607 shares. Wasatch Advisors LP’s address is 505 Wakara Way, 3rd Floor, Salt Lake City, UT 84108.

(7)

Based exclusively on a Schedule 13G filed by Whetstone Capital Advisors, LLC on January 16, 2026. Whetstone Capital Advisors, LLC claimed shared power to vote or direct the vote of 6,014,667 shares and shared power to dispose or direct the disposition of 6,014,667 shares, and David Atterbury claimed shared power to vote or direct the vote of 6,014,667 shares and shared power to dispose or direct the disposition of 6,014,667 shares. Whetstone Capital Advisors, LLC’s address is 2001 Shawnee Mission Parkway, Shawnee Mission, KS 66205.

(8)	Includes 636,800 options exercisable within 60 days of April 6, 2026.
(9)	Includes 38,126 options exercisable within 60 days of April 6, 2026.
(10)	Includes 76,530 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 6, 2026.
(11)	Includes 39,215 options exercisable within 60 days of April 6, 2026.
(12)	Includes 14,943 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 6, 2026.
(13)	Includes 13,933 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 6, 2026.

54

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2025 about the securities authorized for issuance under our equity compensation plan, which consists solely of the 2020 Plan. The Company’s stockholders previously approved the 2020 Plan. The Company has no equity compensation plans that have not been approved by stockholders.

Equity Compensation Plan Information

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS(a)		WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(b)		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE (EXCLUDING SECURITIES REFLECTED IN COLUMN(a))(c)

Equity compensation plans approved by stockholders(1)	8,774,673	(1)	$3.06	(2)	22,845,466	(3)

Equity compensation plans not approved by stockholders	—		—		—

Total	8,774,673		$3.06		22,845,466

(1)

Represents the number of underlying shares of common stock associated with outstanding options and RSUs, which includes 5,259,202 options, 3,483,861 time-based RSUs, and 31,610 performance-based RSUs (at target level of performance), respectively, granted under the 2020 Plan.

(2)

Represents weighted-average exercise price of options outstanding under the 2020 Plan. See note (1) above with respect to RSUs granted under the 2020 Plan. The weighted-average exercise price does not take the RSUs into account.

(3)

Consists of the Company’s 2020 Plan. The number of shares reserved for issuance under our 2020 Plan automatically increases on the first day of each fiscal year beginning with the year ended December 31, 2021 by a number equal to four percent of the shares of common stock outstanding on the final day of the prior calendar year.

2026 Proxy Statement	55

Certain Relationships and Related Person Transactions

Related Person Transactions

The following is a description of each transaction since January 1, 2024 and each currently proposed transaction in which:

•	Open Lending has been or is to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of Open Lending’s directors, executive officers, or holders of more than 5% of Open Lending’s capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Advisory and Consulting Services Agreement with Mr. Flynn

On January 17, 2025, we entered into an advisory and consulting services agreement (as amended, the “Advisory and Consulting Services Agreement”) with Mr. Flynn, a former member of our board, pursuant to which Mr. Flynn will provide consulting services to the Company as an independent contractor.

The Advisory and Consulting Services Agreement provides that the term of Mr. Flynn’s services as consultant will commence as of January 17, 2025 and end on December 31, 2025. During the term, Mr. Flynn will provide consulting services to the Company as mutually agreed by the Board, Mr. Jehl, and Mr. Flynn. In consideration for the transition services, the Advisory and Consulting Services Agreement provides that Mr. Flynn will receive a monthly consulting fee of (a) during each of January 2025 and February 2025, $45,833, (b) during March 2025, $100,000, and (c) during each of the months from April 2025 through December 2025, $39,814, in each case for any month during which Mr. Flynn provides consulting services to the Company.

In addition, the Advisory and Consulting Services Agreement provides that Mr. Flynn will use his best efforts to market LPP to prospective customers of the Company. Mr. Flynn will receive fees equal to 10% of LPP program fees paid by each customer that Mr. Flynn successfully brings to the Company during the first 48 months following such customer’s first certified loan. In 2025, any such fees earned by Mr. Flynn will be offset by his consulting fees. Mr. Flynn will also continue to participate at no cost in the Company’s healthcare plan through the end of the term while the Advisory and Consulting Services Agreement is effective.

The Advisory and Consulting Services Agreement expired on January 16, 2026.

Separation Agreement with Matthew R. Roe

On December 2, 2025, we entered into separation and release agreement (as amended, the “Roe Separation Agreement”) with Matthew R. Roe, the Company’s former Chief Revenue Officer. The Roe Separation Agreement provided Mr. Roe with a severance payment in the gross amount of $161,538.46, which represents six months of Mr. Roe’s base salary, and an additional payment in the gross amount of $17,458.44 intended to cover the cost of COBRA premiums for Mr. Roe for six months. The Roe Separation Agreement also contains a general release of claims by Mr. Roe, as well as certain customary restrictive covenants.

Director Relationships

Certain of our directors serve on Open Lending’s board of directors as representatives of entities which beneficially hold 5% or more of Open Lending’s capital stock.

56

Certain Relationships and Related Person Transactions

Policies for Approval of Related Person Transactions
Policies and Procedures for Related Person Transactions
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between the Company and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The written charter of our audit committee provides that our audit committee shall review and approve in advance any related party transaction.
Review and Approval of Related Person Transactions
We have adopted a formal written policy for the review and approval of transactions with related persons. Such policy requires, among other things, that:

•	The audit committee shall review the material facts of all related person transactions.

•
In reviewing any related person transaction, the committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to us than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

•
In connection with its review of any related person transaction, we shall provide the committee with all material information regarding such related person transaction, the interest of the related person and any potential disclosure obligations of ours in connection with such related person transaction.

•	If a related person transaction will be ongoing, the committee may establish guidelines for our management to follow in its ongoing dealings with the related person.
Insider Trading Policy and Policy Regarding Derivatives, Short Sales, Hedging or Pledging
The Company has insider trading policies and procedures that govern the purchase, sale and other disposition of its securities by directors, officers, and employees, as well as by the Company itself. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and applicable listing standards. The Company’s Statement of Company Policy on Insider Trading and Disclosure is filed with our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024 as Exhibit 19.1, and the Company’s Special Trading Procedures for Insiders are filed with our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024 as Exhibit 19.2.
The board of directors annually reviews and approves the Company’s policy with regard to insider trading. The Company’s Special Trading Procedures for Insiders prohibits insiders from pledging shares on margin, trading derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time unless such transaction has been approved by the Audit Committee. The Company also prohibits engaging in short sales of the Company’s securities.

2026 Proxy Statement	57

Proposal 4: Stockholder Proposal Regarding the Declassification of our Board of Directors

In accordance with SEC rules, we have set forth below a stockholder proposal, along with a supporting statement, exactly as submitted by Palogic Value Fund, LP. Palogic Value Fund, LP has notified us that it is the beneficial owner of at least 621,285 shares of our common stock continuously for the one-year period preceding and including December 1, 2025. Palogic Value Fund, LP’s address is 8333 Douglas Ave, Suite 775, Dallas, Texas 75225. The stockholder proposal will be required to be voted upon at the Annual Meeting only if properly presented.

Proposal: Declassification of the Company Board of Directors

RESOLVED, that stockholders urge the Board of Directors (the “Board”) of Open Lending Corporation (the “Company”) to take all necessary steps (other than any steps that must be taken by stockholders) to eliminate the classification of the Board and to require that all directors elected after the annual meeting held in 2026 be elected on an annual basis, including (a) prepare for submission to the Company’s stockholders at the 2027 annual meeting a proposed form of charter amendment with respect to such declassification to be made effective concurrent with Board elections at that meeting and (b) seek adoption of such amendment at the 2027 annual meeting; provided such declassification amendment shall provide that any director elected prior to the annual meeting held in 2027 shall complete the full term for which such director was elected.

The Proposing Person believes that the submission and approval of the Proposal at the 2026 Annual Meeting would send a clear message to the Board as to the importance to the Company’s stockholders of having all of its directors elected annually. The Proposing Person believes that the declassification of the Board and annual elections would enable Company stockholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to stockholders, which would contribute to improving performance and increasing firm value. In addition, the significant stockholder support for proposals to declassify boards of directors is consistent with empirical studies reporting that classified boards could be associated with lower firm valuation and/or worse corporate decision-making. Studies report that:

•	Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007));

•	Takeover targets with classified boards are associated with lower gains to stockholders (Bebchuk, Coates, and Subramanian, 2002);

•	Firms with classified board are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

•

Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007). Please vote for this proposal to make directors more accountable to stockholders.

Board Recommendation

The board of directors recommends that the Company’s stockholders vote “FOR” the approval of the stockholder proposal regarding the declassification of our board of directors.

Our Certificate of Incorporation currently divides our board of directors into three classes, with the directors in each class elected for a three-year term. The terms of these three classes are staggered such that, at any given Annual Meeting of Stockholders, only one class of directors is elected for a new term.

Our board of directors and the nominating and corporate governance committee regularly review our governance policies and practices. As a part of that review and as a result of our engagement with Palogic, our board of directors

58

Proposal 4: Stockholder Proposal Regarding the Declassification of our Board of Directors

has considered potentially declassifying our board and transitioning to annual elections for all directors (provided that no such change, if and when implemented, would result in the shortening of any incumbent director’s existing term).

Our board believes that a classified board structure has been an important feature of the Company’s governance structure, including by promoting continuity and stability and helping to protect the Company against unfair takeover practices. At the same time, our board also recognizes that some investors may view classified boards as having the effect of reducing the accountability of directors to stockholders because classified boards limit the ability of stockholders to elect all directors on an annual basis. In recognition of the value that our board places on the views of all of our stockholders, we have agreed to submit this nonbinding, advisory proposal regarding the declassification of our board to a vote of our stockholders.

If this proposal is approved at the Annual Meeting, then this proposal would not by itself declassify or begin the declassification of our board of directors. Instead, approval of this proposal would constitute a recommendation to the board of directors that a majority of our stockholders that cast a vote at the Annual Meeting desire to eliminate the classified board structure. Consistent with its fiduciary duties, if stockholders vote to approve this proposal, the board of directors will reevaluate its position with respect to our classified board structure. Following such consideration, if the board of directors determines that the declassification of the board of directors is in the best interests of the Company and its stockholders, then the board of directors intends to include a proposal in the proxy statement for the 2027 Annual Meeting of Stockholders for stockholders to approve an amendment to our Certificate of Incorporation to declassify the board of directors over a three-year transition period, as follows: (i) at the 2027 Annual Meeting of Stockholders, the Class I directors would stand for election for a three-year term expiring at the 2030 Annual Meeting of Stockholders; (ii) at the 2028 Annual Meeting of Stockholders, the Class II directors would stand for election for a one-year term expiring at the 2029 Annual Meeting of Stockholders; (iii) at the 2029 Annual Meeting of Stockholders, the Class II directors and the Class III directors would stand for election for a one-year term expiring at the 2030 Annual Meeting of Stockholders; and (iv) from and after the election of directors at the 2030 Annual Meeting of Stockholders, our board of directors would cease to be classified and all directors elected at the 2030 Annual Meeting of Stockholders and at each annual meeting of stockholders thereafter would be elected for a one-year term expiring at the following annual meeting of stockholders.

However, if this proposal is not approved at the Annual Meeting, then we expect that the board of directors will retain a classified structure until such time, if ever, as the board of directors determines that a declassified board structure best serves the interests of the Company and its stockholders.

Voting Requirement to Approve Proposal

For Proposal 4, the affirmative vote of a majority of the votes properly cast is required to approve the stockholder proposal regarding the declassification of our board of directors.

However, because this is an advisory vote and therefore not binding on our board of directors or the Company, the vote on this proposal will not, by itself, effect the declassification of our board of directors. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our board of directors. Even so, our board of directors and the nominating and corporate governance committee highly value our stockholders’ opinions and will consider the results of this advisory vote when making future decisions regarding the structure of our board of directors.

The board of directors unanimously recommends that you vote “FOR” the approval of the stockholder proposal regarding the declassification of our board of directors (Proposal 4 on your proxy card).

2026 Proxy Statement	59

Proposal 5: Reverse Stock Split Proposal

Our board of directors has unanimously approved and declared advisable an amendment to our Certificate of Incorporation to effect a reverse stock split of all issued and outstanding shares of our common stock, in a ratio of at least 1-for-5 and up to 1-for-7, and a proportionate decrease to the number of authorized shares of the Company’s common stock. Our board of directors believes that stockholder approval of a range of potential reverse stock split ratios is in the best interests of our Company and stockholders because it is not possible to predict with any certainty market conditions at the time the reverse stock split would be implemented. We believe that a range of reverse stock split ratios provides us with the most flexibility to achieve the desired results of the reverse stock split. The precise ratio of the proposed reverse stock split shall be a whole number within this range, determined in the sole discretion of our board of directors.

The selection of the specific reverse stock split ratio will be based on several factors, including, among other things:

•	the per share price of our common stock immediately prior to the reverse stock split;

•	the expected stability of the per share price of our common stock following the reverse stock split;

•	the likelihood that the reverse stock split will result in increased marketability and liquidity of our common stock;

•	prevailing market conditions;

•	general economic conditions in our industry; and

•	our market capitalization before, and anticipated market capitalization after, the reverse stock split.

By approving this proposal, stockholders would give our board of directors authority, but not the obligation, to effect the reverse stock split and the proportionate decrease to the number of authorized shares of the Company’s common stock and full discretion to approve the ratio at which shares of our common stock will be reclassified, from and including a ratio of 1-for-5 and up to and including a ratio of 1-for-7 at any time up to the one-year anniversary of the date on which stockholder approval is obtained. Our board of directors believes that providing it with this generalized grant of authority with respect to setting the reverse stock split ratio and determining the timing for implementation of the reverse stock split and the proportionate decrease to the number of authorized shares of the Company’s common stock, rather than mere approval of a pre-defined reverse stock split ratio or a specific date for implementation, will give our board of directors the flexibility to set the final ratio in accordance with current market conditions and therefore allow our board of directors to act in the best interests of the Company and our stockholders. If our board of directors decides to implement the reverse stock split and the proportionate decrease to the number of authorized shares of the Company’s common stock, the changes will become effective upon the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Reverse Stock Split Amendment”).

Our board of directors reserves the right, even after stockholder approval, to abandon the proposed Reverse Stock Split Amendment if our board of directors determines that it is not in the best interests of the Company and our stockholders. If the Reverse Stock Split Amendment is not implemented by our board of directors prior to the one-year anniversary of the date on which stockholder approval is obtained, the proposal will be deemed abandoned, without any further effect. No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split.

If the stockholders approve the proposal, and the board of directors determines to effect the reverse stock split and the proportionate decrease to the number of authorized shares of the Company’s common stock, we would communicate to the public, prior to the effective date thereof, additional details regarding the reverse stock split, including the final ratio selected by the board of directors.

The form of the proposed Reverse Stock Split Amendment to accomplish the reverse stock split is attached to this Proxy Statement as Annex A.

60

Proposal 5: Reverse Stock Split Proposal

Purpose of Proposed Reverse Stock Split

We are submitting this proposal to our stockholders for approval in order to, among other things, increase the per share trading price of our common stock for the purpose of making our common stock more attractive to a broader range of institutional and other investors and result in improved trading liquidity of our common stock.

The board of directors believes that an increased common stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors. Because of the trading volatility often associated with lower-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in lower-priced stocks or tend to discourage individual brokers from recommending lower-priced stocks to their customers. The closing sale price of our common stock on April 17, 2026 (the latest practicable date prior to the date of this proxy statement) was $1.71 per share. The board of directors believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our common stock.

You should consider that, although the board of directors believes that a reverse stock split will in fact increase the trading price of our common stock, in many cases, because of factors outside of our control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment), the market price of our common stock may in fact decline in value after effecting the reverse stock split. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in the Company. However, should the overall value of our common stock decline after the proposed reverse stock split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Potential Effects of the Proposed Reverse Stock Split

If this proposal is approved and the reverse stock split is effected, the reverse stock split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of our common stock. The immediate effect of a reverse stock split would be to reduce the number of shares of our common stock outstanding and to increase the trading price of our common stock.

However, we cannot predict the effect of any reverse stock split upon the market price of our common stock over an extended period, and in many cases, the market value of a company’s common stock following a reverse stock split will decline. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

Examples of Potential Reverse Stock Split at Various Ratios. The table below provides examples of reverse stock splits at various ratios up to 1-for-7, without giving effect to the treatment of fractional shares as described below. The actual number of shares outstanding after giving effect to the reverse stock split, if effected, will depend on the actual ratio that is determined by our board of directors in accordance with the Reverse Stock Split Amendment.

SHARES OUTSTANDING AT THE RECORD DATE	REVERSE STOCK SPLIT RATIO	SHARES OUTSTANDING AFTER REVERSE STOCK SPLIT	REDUCTION IN SHARES OUTSTANDING
118,217,082	1-for-5	23,643,416	94,573,666
118,217,082	1-for-6	19,702,847	98,514,235
118,217,082	1-for-7	16,888,154	101,328,928

The resulting decrease in the number of shares of our common stock outstanding could potentially adversely affect the liquidity of our common stock, especially in the case of larger block trades.

2026 Proxy Statement	61

Proposal 5: Reverse Stock Split Proposal

Effects on Ownership by Individual Stockholders. If we implement a reverse stock split, the number of shares of our common stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse stock split by the appropriate ratio and then rounding down to the nearest whole share. We would pay cash to each stockholder in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the reverse stock split, as described in further detail below. The reverse stock split would not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash.

Effect on Restricted Stock Units and Stock Options. In addition, we would adjust all outstanding shares of any time-based and performance-based RSUs entitling the holders to receive shares of our common stock and stock options entitling the holders to purchase shares of our common stock as a result of the reverse stock split, as required by the terms of these securities. In particular, we would reduce the number of time-based and performance-based RSUs and increase the exercise price of stock options in accordance with the terms of each instrument and based on the 1-for-5, up to 1-for-7 ratio of the reverse stock split (i.e., the number of shares issuable under such securities would decrease by approximately 80%, up to 86%, respectively, and the exercise price per share would be multiplied by 5, up to 7, respectively). Also, we would reduce the number of shares reserved for issuance under our existing 2020 Stock Option and Incentive Plan proportionately based on the final ratio of the reverse stock split. A reverse stock split would not otherwise affect any of the rights currently accruing to holders of our common stock, time-based or performance-based RSUs or stock options exercisable for our common stock.

Other Effects on Outstanding Shares. If we implement a reverse stock split, the rights pertaining to the outstanding shares of our common stock would be unchanged after the reverse stock split. Each share of our common stock issued following the reverse stock split would be fully paid and nonassessable.

The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots may be higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time of the reverse stock split, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for shares of common stock with the new CUSIP number by following the procedures described below. However, until such exchange is made, the old stock certificates will automatically represent the new, post-split number of shares. After the reverse stock split, we will continue to file periodic reports and comply with other requirements of the Exchange Act. Our common stock will continue to be listed on Nasdaq under the symbol “LPRO” subject to any decision of our board of directors to list our securities on a different stock exchange.

Authorized Shares of Common and Preferred Stock

As of April 6, 2026, we had (i) 550,000,000 shares of authorized common stock, of which 118,217,082 shares of common stock were issued and outstanding, and (ii) 10,000,000 shares of authorized preferred stock, none of which were issued and outstanding.

If the Reverse Stock Split Amendment is approved and effected, it will reduce the total number of shares of common stock that we are authorized to issue by a proportionate amount. The decrease in the number of authorized shares of common stock would result in fewer shares of authorized but unissued common stock being available for future issuance for various purposes, including raising capital or making acquisitions. However, we believe that if the Reverse Stock Split Amendment is approved and effected, the amount of authorized but unissued shares of common stock and preferred stock will be sufficient for our future needs.

The Reverse Stock Split Amendment will not reduce the number of authorized shares of preferred stock or otherwise have any impact on the preferred stock.

62

Proposal 5: Reverse Stock Split Proposal

Procedure for Effecting the Proposed Stock Split

If stockholders approve this proposal and our board of directors does not otherwise abandon the amendment contemplating the reverse stock split, we will file with the Delaware Secretary of State a Certificate of Amendment to our Certificate of Incorporation, in the form attached to this proxy statement as Annex A (the “Certificate of Amendment”). The reverse stock split and the proportionate decrease to the number of authorized shares of the Company’s common stock will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

Upon the reverse stock split, we intend to treat stockholders holding shares of our common stock in “street name,” through a broker, bank or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding shares of our common stock in “street name.” However, these brokers, banks or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a broker, bank or other nominee and if you have any questions in this regard, we encourage you to contact your broker, bank or other nominee.

Fractional Shares

We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split because the stockholder owns a number of shares not evenly divisible by the reverse stock split ratio would instead receive cash upon surrender to the transfer agent of the certificates and a properly completed and executed letter of transmittal. Holders of registered shares of our common stock in book-entry form would not need to take any action to receive their post-reverse stock split shares in registered book-entry form or their cash payment in lieu of fractional shares, if applicable. All shares of common stock (including fractions thereof) issuable in connection with the reverse stock split to a given holder would be aggregated for purposes of determining whether the reverse stock split would result in the issuance of any fractional share. If, after the aforementioned aggregation, the reverse stock split would result in the issuance of a fraction of a share of common stock, in lieu of receiving any such fractional share, the holder would be entitled to receive a sum in cash (without interest) equal to, as we may determine, either (a) the holder’s proportionate interest in the proceeds, net of selling costs not paid and satisfied by the Company, from the aggregation and sale of the fractional shares by the transfer agent for the common stock or (b) the closing price of our common stock on Nasdaq (or the principal market upon which our common stock is trading) on the trading day immediately prior to the effective date of the reverse stock split, as adjusted by the reverse stock split ratio, multiplied by the applicable fraction of a share of common stock. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to us.

No Appraisal Rights

No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Certificate of Incorporation or amended and restated bylaws with respect to the reverse stock split.

Accounting Consequences

The par value of our common stock would remain unchanged at $0.01 per share after the reverse stock split. Also, our total stockholders’ equity would remain unchanged, and we do not anticipate that any other material accounting consequences would arise as a result of the reverse stock split.

Public Company Status

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to public company periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect our status as a public company or this registration under the Exchange Act. The proposed reverse stock split is not intended as, and will not have the effect of, a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

2026 Proxy Statement	63

Proposal 5: Reverse Stock Split Proposal

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of the reverse stock split to holders of our shares. This summary is based on the Code, the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses holders who hold their shares as capital assets within the meaning of the Code and does not address all aspects of U.S. federal income taxation that may be relevant to holders subject to special tax treatment, such as financial institutions, dealers in securities, insurance companies, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the reverse stock split to holders may vary depending upon a holder’s particular facts and circumstances.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax consequences applicable to them that could result from the reverse stock split.

Except as described below with respect to the treatment of fractional shares, the receipt of shares of common stock in the reverse stock split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the shares of common stock received by a holder as a result of the reverse stock split (including the basis of any fractional share to which a holder is entitled) will be equal to the aggregate basis of the existing common stock exchanged for such stock. A holder’s holding period for the shares of common stock received in the reverse stock split will include the holding period of the shares of common stock exchanged therefor.

A holder who receives cash in lieu of a fractional share of common stock will be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A holder generally will recognize capital gain or loss on such deemed redemption in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional share.

Board Discretion to Implement the Reverse Stock Split

Our board of directors has reserved the right to abandon the amendment at any time before the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State, even if the adoption of the Reverse Stock Split Amendment is approved by the stockholders.

Voting Requirement to Approve Proposal

For Proposal 5, the affirmative vote of a majority of the outstanding shares of common stock as of the Record Date is required to approve the amendment to our Certificate of Incorporation to effect a reverse stock split of all issued and outstanding shares of our common stock and a proportionate decrease to the number of authorized shares of the Company’s common stock, in a ratio of at least 1-for-5 and up to 1-for-7.

The board of directors unanimously recommends that you vote “FOR” the reverse stock split proposal (Proposal 5 on your proxy card).

64

Other Matters

Stockholder Recommendations for Director Nominations for the 2027 Annual Meeting

Our amended and restated bylaws provide that, for nominations of persons for election to our board of directors or other proposals to be considered at the 2027 annual meeting of our stockholders, a stockholder must give written notice to our General Counsel and Corporate Secretary at Open Lending Corporation, 1501 S. MoPac Expressway, Suite 450, Austin, Texas 78746, not later than the close of business on the 90th day, or March 5, 2027, nor earlier than the close of business on the 120th day, or February 3, 2027, prior to the one year anniversary of the preceding year’s annual meeting.

However, our amended and restated bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in a proxy statement relating to the annual meeting and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) and certain additional information.

The advance notice requirements for the 2027 annual meeting are as follows: a stockholder’s notice shall be timely if delivered to our General Counsel and Corporate Secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days, or March 5, 2027, nor more than 120 days, or February 3, 2027, prior to the first anniversary of the date of the annual meeting for the preceding year, June 3, 2026. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

In addition to satisfying the provisions in our amended and restated bylaws relating to nominations of director candidates, including the deadline for written notice, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than April 5, 2027.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s 2027 Proxy Materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our 2027 proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2027 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied, and we must receive such proposals no later than December 21, 2026. Such proposals must be delivered to our General Counsel and Corporate Secretary at Open Lending Corporation, 1501 S. MoPac

2026 Proxy Statement	65

Other Matters

Expressway, Suite 450, Austin, Texas 78746. Rule 14a-8 and related SEC guidance provide that certain stockholder proposals may be excluded from a proxy statement. We will evaluate any stockholder proposal received and may exclude such stockholder proposal if permitted in accordance with such rule and guidance.

Solicitation of Proxies

We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

The Company has also retained Laurel Hill to assist in the solicitation of proxies for a fee of $10,000 and reimbursement of expenses.

66

Important Notice Regarding Delivery of Stockholder Documents

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. This request may be submitted by contacting Open Lending Corporation, 1501 S. MoPac Expressway, Suite 450, Austin, Texas 78746, (512) 892-0400, Attention: General Counsel and Corporate Secretary. The Company will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our General Counsel and Corporate Secretary using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability and annual reports in the future. If you are receiving multiple copies of our annual reports, notice of internet availability and proxy statements, you may request householding in the future by contacting our General Counsel and Corporate Secretary.

Other Business

The board of directors knows of no business to be brought before the Annual Meeting that is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

2026 Proxy Statement	67

ANNEX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

OPEN LENDING CORPORATION

Open Lending Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is Open Lending Corporation.

2.

This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 10, 2020 (the “Certificate of Incorporation”).

3.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has duly adopted, and holders of a majority of the outstanding shares of capital stock entitled to vote thereon have duly approved, the amendment to the Certificate of Incorporation set forth in this Certificate of Amendment.

4.	The Certificate of Incorporation is hereby amended as follows:

The first two paragraphs under Article IV of the Certificate of Incorporation shall be deleted and replaced in their entirety with the following:

“CAPITAL STOCK

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is (i) [110,000,000]/[91,666,666]/[78,571,428]1 shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) ten million (10,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

The powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of each class or series of capital stock of the Corporation shall be as provided by or pursuant to this Article IV.

Upon the filing and effectiveness of this Certificate of Amendment (the “Effective Time”), a one-for-[five]/[six]/[seven]2 reverse stock split of the Common Stock shall become effective, pursuant to which, upon the Effective Time, every [five]/[six]/[seven]2 shares of Common Stock outstanding and held of record by each stockholder of the Corporation or held by the Corporation as treasury shares immediately prior to the Effective Time (i) shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock automatically and without any action by the holder thereof and (ii) from and after the Effective Time shall represent one share of Common Stock (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.01 per share.

No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, any stockholder who would otherwise be entitled to receive a fractional share of Common Stock shall instead be entitled to receive a cash payment equal to (x) the fraction of a share of Common Stock to which such stockholder would otherwise be entitled multiplied by (y) the closing price per share of the Common Stock on The Nasdaq Stock Market on the business day prior to the Effective Time.

[1]

The current total authorized number of shares of Common Stock, 550,000,000, would be reduced proportionally to the reverse stock split ratio determined by the Corporation’s Board of Directors pursuant to the authority granted by stockholders, as described in the accompanying proxy statement. 110,000,000, 91,666,666 and 78,571,428 represent the total authorized number of shares of Common Stock after being reduced proportionally for a 1-for-5, 1-for-6 and 1-for-7 reverse stock split, respectively.

[2]

Represents the reverse stock split ratio, within the range of 1-for-5 to 1-for-7, to be determined by the Corporation’s Board of Directors pursuant to the authority granted by stockholders, as described in the accompanying proxy statement.

2026 Proxy Statement	1

ANNEX A

Beginning at the Effective Time, each stock certificate that immediately prior to the Effective Time represented shares of Common Stock, if any, will thereafter represent the number of shares of Common Stock into which the shares of Common Stock formerly represented by such certificate will have been reclassified and combined.”

5.	This Certificate of Amendment shall become effective as of [ ] at 5:00 p.m., Eastern time.

6.	Except as amended hereby, all other provisions of the Certificate of Incorporation shall remain in full force and effect.

2

ANNEX A

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer as of this      day of     ,     .

OPEN LENDING CORPORATION

By:
Name:
Title:

2026 Proxy Statement	3

Open Lending Corporation

For Stockholders of record as of April 6, 2026

Wednesday, June 3, 2026 10:00 AM, Central Time

Annual Meeting to be held live via the internet - please visit

www.proxydocs.com/LPRO for more details

YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY: 10:00 AM, Central Time, June 3, 2026.

Internet:
www.proxypush.com/LPRO
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote

Phone:
1-866-870-6982
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions

Mail:
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/LPRO

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Jessica Buss and Ben Massey (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Open Lending Corporation which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

The shares represented by this proxy will be voted as directed or, if no direction is given, shares will be voted identical to the Board of Directors recommendation. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Open Lending Corporation Annual Meeting of Stockholders

Please make your marks like this:  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3, 4 AND 5

PROPOSALS		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1. To elect two Class III directors to serve until the Company’s 2029 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified
	FOR	WITHHOLD

1.01 Jessica Buss	☐	☐		FOR

1.02 William Dabbs Cavin	☐	☐		FOR

	FOR	AGAINST	ABSTAIN

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	☐	☐	☐	FOR

3. To approve, on a nonbinding advisory basis, the compensation of our named executive officers	☐	☐	☐	FOR

4. To approve a stockholder proposal regarding the declassification of our board of directors	☐	☐	☐	FOR

5.  To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s shares of common stock at a ratio in the range from 1-for-5 to 1-for-7, and a proportionate decrease to the number of authorized shares of the Company’s common stock, with the exact ratio to be set within such range at the discretion of our board of directors without further action by our stockholders

	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/LPRO Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date